UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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First Business Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Business Bank®

2026

Notice of Annual Meeting of Shareholders and Proxy Statement

First Business Financial Services, Inc. Parent Company of First Business Bank 401 Charmany Drive Madison, WI 53719

March 5, 2026

Dear Fellow Shareholder:

We are pleased to invite you to attend the 2026 Annual Meeting of Shareholders ("Annual Meeting") of First Business Financial Services, Inc. (the "Company"), to be held in a virtual meeting format only on Friday, April 24, 2026 at 10:00 a.m. CDT. Shareholders will be provided an opportunity to ask questions and to consider matters described in the proxy statement.

In connection with the Annual Meeting, we want to share with you some of the recent highlights of the work of the Board of Directors and Company.

2025 was another year of consistent, high-quality execution of our long-term strategic plan. Our team continued to expand client relationships, growing core deposit and loan balances 11% and 8%, respectively, outpacing industry growth. Total revenue grew in tandem, rising 10% over 2024 and aiding improvement in our efficiency ratio to 58.78%, which outperformed our five-year plan target of less than 60% by 2028. We continued our track record of producing double-digit annual growth, exceeding 14% growth in both pre-tax, pre-provision earnings and earnings per share. Our 2025 return on average tangible common equity was robust at 15.3%, exceeding our goal of 15% or greater by 2028. These results supported 14% growth in tangible book value per share, again exceeding our goal to produce annual growth of at least 10% on what is arguably our most meaningful measure of success1.

We believe our long-term success should be evaluated by our ability to produce shareholder returns that consistently outperform peers. Over the five-year period ended December 31, 2025, the Company generated cumulative total shareholder returns ("TSR") totaling 235%. Over the same period, our peer group2 delivered a median TSR measuring 66%. The Russell 2000 – a benchmark group including small-cap companies across all industries – returned 73%. Even the large cap S&P 500 Banks index returned only 125% over this period. We are delighted to share this success with our shareholders.

In 2026 we continue to pursue excellence with disciplined execution, prudent underwriting, investment in talent, and technology enhancements that support scalable growth. We are well positioned to execute the planned leadership transition we announced in May 2025, with the Company’s President & Chief Operating Officer Dave Seiler set to assume the role of Chief Executive Officer in May 2026, following Corey’s retirement. We believe our focus, discipline and consistency will continue to serve First Business Bank and our shareholders well in 2026 and beyond.

On behalf of the Board of Directors and management team, we thank you for your continued support. Your vote is important. We hope you join us in supporting the proposals presented at the Annual Meeting. Whether or not you attend, it is very important that your shares are represented at the Annual Meeting. Accordingly, please vote your shares by following the instructions on the Notice of Annual Meeting of Shareholders.

Sincerely,

Jerry Kilcoyne	Corey Chambas
Chair, Board of Directors	Chief Executive Officer

(1)
"Efficiency Ratio", "Pre-tax, Pre-provision Earnings", "Return on Average Tangible Common Equity", and "Tangible Book Value per Share" are non-GAAP financial measures. See Appendix A for a reconciliation of the GAAP financial measures to non-GAAP financial measures.
(2)
Peer group consists of publicly traded banks with assets between $1.75 billion and $7.0 billion.

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders ("Annual Meeting") will be held at 10:00 a.m., Central Daylight Time ("CDT") on Friday, April 24, 2026. There is no physical location for this meeting, but shareholders may participate in the virtual meeting by logging in to www.meetnow.global/M6YH2SP. Additional instructions on how to attend the Annual Meeting follow this notice. Shareholders as of the record date can participate online, vote shares electronically, and submit questions prior to and during the meeting.

Matters to be Voted on

DATE
Friday, April 24, 2026
10:00 a.m. CDT

VIRTUAL MEETING
meetnow.global/
M6YH2SP

1.	To elect three Class I director nominees named in the proxy statement, to hold office until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2.	To act upon a proposal to approve the First Business Financial Services, Inc. 2026 Equity Incentive Plan.

3.	To approve, in a non-binding shareholder advisory vote, the compensation of the Company's named executive officers.

4.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date

If you were a shareholder at the close of business on February 18, 2026, you are eligible to vote at the Annual Meeting.

Your vote is important, no matter how large or small your holdings may be.

To assure your representation at the Annual Meeting, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials.

You may vote your shares by following the instructions included in the proxy statement and on the Notice of Internet Availability of Proxy Materials, including by voting online during the Annual Meeting. You may revoke your proxy and vote your shares online or by using any of the voting options in accordance with the instructions provided. Please review the Notice of Internet Availability of Proxy Materials and follow the directions carefully in exercising your vote.

By Order of the Board of Directors

Lynn Ann Arians

Director of Corporate Governance & Corporate Secretary

March 5, 2026

Voting Your Shares

Registered Shareholders

If you are a Registered Shareholder, meaning that you hold your shares directly through our transfer agent, Computershare (not through a bank, broker, or other nominee), you may vote before the meeting by submitting your proxy online, by phone or mail.

Beneficial Shareholders

If you are a Beneficial Shareholder, meaning that you hold shares through an intermediary, such as a bank or broker (commonly referred to as holding shares in "street name"), you should have received these proxy materials from your bank or broker by mail or email with information on how to submit your voting instructions.

Registering to Attend the Annual Meeting

Registered Shareholders (if your shares are held directly through our transfer agent, Computershare): As a Registered Shareholder, you do not need to pre-register to attend the Annual Meeting virtually on the Internet. To attend the Annual Meeting, please visit www.meetnow.global/M6YH2SP or follow the instructions on the Notice or proxy card that you received.

Beneficial Shareholders (if your shares are held through an intermediary, such as a bank or broker): Beneficial Shareholders have two options to register online to attend, ask questions and vote:

OPTION 1

An industry solution has been agreed upon to allow Beneficial Shareholders to register online at the Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Shareholders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Shareholders only, and there is no guarantee this option will be available for every type of Beneficial Shareholder voting control number. The inability to provide this option to any or all Beneficial Shareholders shall in no way impact the validity of the Annual Meeting. Beneficial Shareholders may choose to register in advance of the Annual Meeting via Option 2 described on the following page, if they prefer to use the traditional, paper-based option. Beneficial Shareholders can access and participate in the meeting by visiting www.meetnow.global/M6YH2SP for more information on the available options and registration instructions.

OPTION 2

Pre-meeting registration must be received no later than 4:00 p.m. CDT on Monday, April 20, 2026. If you hold shares through an intermediary, such as a bank or broker, and want to attend the Annual Meeting online with the ability to ask questions and/or vote, you may submit proof of your proxy power ("Legal Proxy") from your broker or bank reflecting your First Business Financial Services, Inc. holdings along with your name and email address to Computershare via email or mail, as described below. Requests for registration must be labeled as "Legal Proxy" and be received no later than 4:00 p.m. CDT on Monday, April 20, 2026.

Requests for registration should be directed to Computershare at the following:

By email
Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com

By mail (must be received no later than 4:00 p.m. CDT on Monday, April 20, 2026):
Computershare: First Business Financial Services, Inc. Legal Proxy P.O. Box 43006 Providence, RI 02940-3006

You will receive a confirmation of your registration by email after Computershare receives your registration materials. You can access and participate in the meeting by visiting www.meetnow.global/M6YH2SP using the information you receive from Computershare.

Attending the Annual Meeting

To participate in the Annual Meeting, you will need the voter control number that is printed in the shaded bar on your Notice of Annual Meeting of Shareholders or on your proxy card. Beneficial Shareholders and Registered Shareholders will be able to attend the Annual Meeting online by visiting www.meetnow.global/M6YH2SP, vote their shares, and submit questions during the Annual Meeting.

The online meeting will begin promptly at 10:00 a.m. CDT on Friday, April 24, 2026.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance with the virtual meeting platform on the day of the Annual Meeting, you may call 1-888-724-2416 (local) or 1-781-575-2748 (international).

Submitting Questions Prior to and During the Annual Meeting

Registered Shareholders (if your shares are held directly through our transfer agent, Computershare): Beginning on March 5, 2026, Registered Shareholders may submit questions by going to the virtual meeting site at www.meetnow.global/M6YH2SP, and entering your voter control number. Once logged in, click on the "Q&A" icon at the top of the screen to type in your question, then click the "send" button on the right to submit.

Beneficial Shareholders (if your shares are held through an intermediary, such as a bank or broker): Beginning at 12:01 a.m. CDT on Friday, April 24, 2026, Beneficial Shareholders may submit questions by going to the virtual meeting site at www.meetnow.global/M6YH2SP, and entering your voter control number. Once logged in, click on the "Q&A" icon at the top of the screen to type in your question, then click the "send" button on the right to submit.

Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Questions should be directly related to the business of First Business Financial Services, Inc. and the matters properly brought before the meeting. Unrelated questions will not be answered. Any questions pertinent to the meeting matters that cannot be answered during the meeting due to time constraints will be answered and posted online at https://ir.firstbusiness.bank/news-presentations/investor-presentations-reports/default.aspx. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available for one week after posting.

Proxy Statement For Annual Meeting Of Shareholders To Be Held April 24, 2026

This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of First Business Financial Services, Inc. (the "Company", "we", "our", "us") beginning on or about March 5, 2026 in connection with the solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Friday, April 24, 2026, at 10:00 a.m., CDT, via a virtual online meeting format, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders. We furnish proxy materials, which include this proxy statement, the Notice of Annual Meeting and our Annual Report on Form 10-K for fiscal year ended December 31, 2025, to our shareholders by making such materials available on the Internet unless otherwise instructed by the shareholder. The Notice of Internet Availability of Proxy Materials (the "Notice") that we mail to shareholders is not a proxy card and cannot be used to vote your shares. To vote your shares, you should follow the instructions included on the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice, which is first being mailed to shareholders on or about March 5, 2026.

Voting your shares in advance of the Annual Meeting will not affect your right to attend and cast your vote online during the Annual Meeting. However, when you vote pursuant to the proxy card or one of the methods set forth in the Notice, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you instruct, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Attendance at the Annual Meeting by a shareholder who has appointed a proxy does not in itself revoke a proxy. Any shareholder appointing a proxy may revoke that appointment at any time before it is exercised by: (i) giving notice thereof to the Company in writing or during the Annual Meeting; (ii) signing another proxy, if you voted by mailing in a proxy card, with a later date and returning it to the Company; (iii) timely submitting another proxy via the telephone or Internet, if that is the method you used to submit your original proxy; or (iv) voting online during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we ask that you instruct the proxies how to vote your shares in advance of the Annual Meeting in case your plans change.

If you appointed the proxies to vote your shares and an issue comes up for a vote at the Annual Meeting that is not identified in the proxy materials, the proxy holder will vote your shares, pursuant to your proxy, in accordance with their judgment.

If you sign and return a proxy card or vote over the Internet or by telephone without giving specific voting instructions, the shares represented by your proxy will be voted "FOR" the three persons nominated for election as directors referred to in this proxy statement, "FOR" the approval of the First Business Financial Services, Inc. 2026 Equity Incentive Plan, "FOR" the approval of the non-binding, advisory proposal on the compensation of Named Executive Officers, which is referred to as a "say-on-pay" proposal, "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and on such other business matters which may properly come before the Annual Meeting in accordance with the judgment of the persons named as proxies. Other than the above proposals, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Only holders of record of the Company’s Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on February 18, 2026 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 8,325,376 shares of Common Stock, each of which is entitled to one vote.

First Business Financial Services, Inc. 2026 Proxy Statement | 1

First Business Bank ("FBB" or the "Bank") is a wholly-owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ) headquartered in Madison, Wisconsin. All of the Company's operations are conducted through the Bank and subsidiaries of the Bank.

The Bank's full-service banking locations operate in Wisconsin, Kansas, and Missouri while its niche commercial lending products and bank consulting services are offered nationwide. The Bank specializes in business banking, including commercial lending and treasury management, private wealth management solutions, and bank consulting services.

The Bank’s operating model is predicated on deep client relationships and financial expertise. This model is built on guiding principles including an entrepreneurial spirit and a disciplined sales process, as core differentiators balanced with a conservative credit culture and efficiency associated with centralized administrative functions. The Bank’s business banking focus does not rely on an extensive branch network to attract retail clients but instead draws on its strong client relationships and broad range of deposit products and services to grow deposits at a rate commensurate with loan growth. The Bank's focused model allows our experienced team to provide a level of financial expertise needed to develop and maintain long-term relationships with our clients.

The Bank focuses on delivering a full line of commercial banking products and services tailored to meet the specific needs of small and medium sized businesses, business owners, executives, professionals, and high net worth individuals.

$452 Million

TOTAL MARKET CAP

$4.1 Billion

FBIZ BUSINESS BANKING TOTAL ASSETS[1]

$3.8 Billion

FBIZ PRIVATE WEALTH AUM&A

371

EMPLOYEES

All data as of 12/31/2025 (1) Consists of all on-balance sheet assets of First Business Financial Services, Inc. on a consolidated basis.

First Business Financial Services, Inc. 2026 Proxy Statement | 2

2025 Performance Highlights

Our 2025 performance highlights, including certain financial performance metrics, are shown below. This performance information is qualified by reference to our Annual Report on Form 10-K for the year ended December 31, 2025 (our "2025 Annual Report"). For more complete information regarding our 2025 performance, please review our 2025 Annual Report.

Consistent balance sheet growth, strong and resilient net interest margin, and positive operating leverage drive record pre-tax, pre-provision earnings
Net Income $49.4 MM	Record bottom line performance reflects continued strong balance sheet growth and improved operating efficiency • Reported earnings per share of $5.94, up 14.2% from $5.20 in 2024
Private Wealth $3.8B in AUM&A	Private Wealth assets under management and administration ("AUM&A") grew to a record $3.815 billion • Private Wealth fee income increased 11.0% compared to full year 2024
Core Deposits(1) +11%	Core deposit funding mix improved to 75% from 71% in 2024 • Average core deposits increased 14.4% from the fourth quarter of 2024
Loans(1) +8%	Consistent loan growth throughout the Company muted by elevated payoffs in the second half of 2025 • Average loans grew 9.2% compared to full year 2024
Net Interest Margin 3.64%

Diversified balance sheet growth and disciplined interest rate risk management drive an increase in net interest income amid uncertain rate environment

•
Net interest income grew 10.0% compared to full year 2024

PTPP Earnings(2) +14%

Record pre-tax, pre-provision ("PTPP") adjusted earnings following fourth consecutive year with positive operating leverage

•
Continued loan and deposit growth, diversified fee income sources, and disciplined expense management drive a 14.6% increase in pre-tax, pre-provision adjusted earnings

TBV per Share(3) +13%	Strong earnings generation and neutral balance sheet produced a 13.6% increase in tangible book value ("TBV") per share from the fourth quarter of 2024

(1)
Percentages represent period end growth from the fourth quarter of 2024 to the fourth quarter of 2025.
(2)
"Pre-tax, Pre-provision Adjusted Earnings" is a non-GAAP measure defined as operating revenue less operating expense. See Appendix A for a reconciliation of the GAAP financial measure to non-GAAP financial measure.
(3)
"Tangible Book Value per Share" is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. Tangible common equity itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. See Appendix A for a reconciliation of the GAAP financial measure to non-GAAP financial measure.

First Business Financial Services, Inc. 2026 Proxy Statement | 3

2024-2028 Strategic Plan

In 2025, we completed the second year of our five-year strategic plan, which is focused on five priority areas that we believe are central to our long-term value creation strategy. As described in the "2025 Performance Highlights" and the "Company's Commitment to ESG and Human Capital Management" sections, we have made meaningful progress against the objectives of the five-year strategic plan to date.

2024-2028

Five Year Strategic Plan

01
CULTURE
Protect and strengthen our culture
02
FUTURE-READY TALENT
Thrive in the workplace of the future
03
DEPOSITS
Grow our core deposits
04
OPERATIONAL EXCELLENCE
Improve efficiency and enhance client experience
05
PROFITABILITY
Achieve sustainable profitability and growth

First Business Bank's unique model and culture will foster innovative and engaged team members who develop deep client relationships and deliver exceptional results for all stakeholders.

First Business Financial Services, Inc. 2026 Proxy Statement | 4

Executive Compensation Highlights

The primary goal of our executive compensation program is to drive continued growth and successful execution of our business strategies, thereby creating value for our shareholders. We strive to offer competitive compensation packages, targeting approximately the 50th percentile of the market. Our compensation programs are designed to pay for performance and foster a high-performance culture, aligning the interests of our executive team with those of our shareholders.

Our compensation philosophy supports our commitment to motivating and rewarding employees in ways that drive our Company’s success and reflect our culture and values. Key principles include:

•
Pay-for-Performance Culture: We foster a culture where compensation is linked to performance.
•
Attracting and Retaining Talent: Our compensation programs are designed to attract and retain the highest caliber of employees.
•
Fair and Equitable Pay: We are dedicated to fair and equitable compensation practices.
•
Consideration of Company, Team, and Individual Success: We consider the success of the Company, teams and individuals in making executive compensation decisions.
•
Motivation for Goal Achievement: We use compensation as a tool to motivate employees to achieve business goals.

Our executive compensation program supports long-term value creation. Approximately 50% of our Chief Executive Officer’s ("CEO") total direct compensation and 40% of the compensation for the other Named Executive Officers ("NEOs") is variable and at risk, tied to the achievement of rigorous performance metrics that are aligned to our strategic priorities and important to our shareholders.

The Annual Bonus Plan ("Bonus Plan") for fiscal 2025 paid out at 134% of target. The payout reflects our strong performance across the key performance metrics (operating revenue, Return on Average Assets ("ROAA"), and efficiency ratio) which drive shareholder value and the Company’s business strategy.

The Performance Restricted Stock Units ("PRSUs") grant for 2022-2024 vested at 200% of target. The vesting of these performance-based awards, which was determined in April 2025, reflects our superior performance relative to a peer group of approximately 106 banks of similar size. The Company performed at the 96th percentile for relative Total Shareholder Return ("TSR") and the 88th percentile for relative Return on Average Equity ("ROAE") over the three-year measurement period. Both of these metrics surpassed the superior performance level. The vesting level for the PRSUs grant for 2023-2025 will be determined in April 2026.

First Business Financial Services, Inc. 2026 Proxy Statement | 5

The Company's Commitment to ESG and Human Capital Management

Environmental, Social and Governance ("ESG")

The Company’s ESG practices are integrated into our business strategy and reflect our commitment to employees, clients, shareholders, and the communities we serve. ESG oversight is embedded in our governance structure via charter delegation, with the Corporate Governance and Nominating Committee reviewing key initiatives and providing an update to the Board annually. In 2025, we advanced our ESG priorities through the following actions:

Environmental	Governance
•
Operated a branch-lite model with a single location in each of our four primary banking markets, reducing physical footprint and environmental impact.

•
Maintained a minimal technology eco-footprint through state-of-the-art, energy-efficient systems.

•
Recycled 3,148 pounds of Company and employee e-waste in accordance with the e-Stewards Standard for Responsible Recycling, with year-round employee e-waste recycling offered as a standing benefit.

•
Applied sound loan administration and underwriting practices that incorporate environmental risk considerations.

Social

•
Provided 8 hours of paid volunteer time to each employee; employees contributed 5,951 volunteer hours, supporting 229 community organizations.

•
Contributed $1.2 million in donations, sponsorships, and community support, reflecting a strategic year-over-year increase aligned with Bank revenue growth.

•
Invested $67.6 million in Low Income Housing Tax Credits helping expand affordable housing, financial stability, and economic opportunity.

•
Continued meaningful Community Reinvestment Act lending in our assessment areas.

•
Maintained overall client satisfaction and net promoter scores that exceed banking and investment industry benchmarks.

•
Maintained strong governance practices, including majority-independent Board composition, an independent Board chair, and fully independent Board committees.

•
Earned Piper Sandler's 2025 Sm-All Star designation, recognizing outstanding performance in the areas of growth, profitability, credit quality and capital strength.

•
See pages 14 through 22 for additional information about the Company's corporate governance practices.

Overall Client Satisfaction

First Business Bank
Source: Moses & Associates, 2025
97%
Top Bank
Source: J.D. Power, 2025
69%
Banking
Source: J.D. Power, 2025
66%

Net Promoter Score

First Business Bank
Source: Moses & Associates, 2025
78
Banking Industry
Source: Qualtrics XM Institute, 2024
24
Investment Industry
Source: Qualtrics XM Institute, 2024
22

Note: Net Promoter Score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passive scores (scores 7-8) are not considered. The Net Promoter Score ranges from -100 to +100.

First Business Financial Services, Inc. 2026 Proxy Statement | 6

Human Capital Management

Our human capital management strategy is foundational to our long-term performance. In 2025, our workforce expanded to 371 employees across onsite, hybrid, and remote roles, demonstrating our ability to attract specialized talent and support continued growth. In alignment with executing our five-year strategic plan, we remain focused on protecting and strengthening our culture and preparing our workforce to thrive in the workplace of the future.

Our Culture
•
Demonstrated our commitment to being Ideal Team Players[1] by fostering a culture rooted in employees who are humble, hungry, and (people) smart.

•
Sustained employee engagement scores that consistently exceed industry benchmarks, reflecting a highly committed and aligned workforce.

•
Earned 2025 Top Workplace recognition for the fifth consecutive year, along with Culture Excellence awards across nine categories.

•
Achieved a 10.4% employee turnover rate, outperforming the 2025 industry average of 17.4% as reported by McLagan[2] and underscoring our ability to attract and retain top talent.

Investing in our Employees
•
Achieved an 11.8% Career Path Ratio (the percentage of employees promoted or advancing internally during the year), exceeding our annual goal of 10.0%, and demonstrating strong internal mobility and advancement opportunities.

•
Maintained a competitive total rewards program incorporating market-based pay and comprehensive benefits to support employees' financial well-being, health, and long-term success.

•
Provided employees with extensive artificial intelligence tools training to enhance productivity and proficiency, modernize workflows, and improve operational efficiency across the Company.

(1) Patrick Lencioni, The Ideal Team Player: How to Recognize and Cultivate the Three Essential Virtues. (Jossey-Bass, 2016).

(2) Source: McLagan, a part of the Human Capital Solutions practice at Aon plc, 2025

Our Commitment

Since our inception, our commitment to employees, clients, and communities has been the foundation of our long-term success. Our Belief Statement expresses this: At First Business Bank, we believe visionary, determined entrepreneurs and investors create a thriving economy and, in turn, social and economic advancement for their employees, investors, families and communities. Built by driven entrepreneurs, First Business Bank has the experience to create both wealth and a wealth of good in the world.

First Business Financial Services, Inc. 2026 Proxy Statement | 7

The Company’s Amended and Restated By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three Class I directors to hold office until the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted FOR the election as directors of the three persons named as nominees by the Board herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. In the event that the nominees should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Board.

Any nominee for election as a director who receives a greater number of votes "withheld" from their election than votes "for" their election will tender their resignation to the Board in accordance with the Company's Director Resignation Policy as outlined in the Corporate Governance Guidelines on the Company’s website at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx.

As previously disclosed, Ralph R. Kauten will retire from the Company's Board following the conclusion of the Annual Meeting on April 24, 2026. The Board wishes to express its gratitude to Mr. Kauten for his dedicated service to the Board and shareholders.

The following sets forth certain information about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

First Business Financial Services, Inc. 2026 Proxy Statement | 8

Nominees for Election at the Annual Meeting

Terms expiring at the 2029 Annual Meeting

Carla C. Chavarria

Senior Vice President and

Chief Human Resources Officer

AMC Entertainment, Inc.

Age: 60

Independent Director since 2017

COMMITTEES

•
Compensation, Chair
•
Corporate Governance and Nominating

Experience

•
Senior Vice President and Chief Human Resources Officer (since 2014) and various human resources roles (1994-2014), AMC Entertainment, Inc., a publicly traded company

Qualifications

•
Executive Compensation/Human Capital expertise gained through her role as Senior Vice President and Chief Human Resources Officer providing enterprise-wide leadership of total rewards, executive and broad-based compensation, talent acquisition, succession planning, learning and development, associate engagement, and internal communications
•
Corporate Governance and Public Company expertise acquired over more than 35 years at AMC Entertainment, Inc., and engagement in public company board-level governance, organizational oversight, and community relations
•
Risk Management and Strategy expertise demonstrated through responsibility for workforce-related risk oversight, compliance with relevant laws and fair and ethical employment practices, and as a member of the executive committee for AMC Entertainment, Inc., guiding enterprise strategy, organizational planning, and long-term corporate objectives

Education

•
BS, Business Administration, Pennsylvania State University

Other Boards and Organizations

•
Director, FBB Board of Directors (since 2018)

Jerry L. Kilcoyne Managing Partner Pinnacle Enterprises, LLC Age: 66 Independent Director since 2011 Board Chair since 2018 COMMITTEES • Audit

Experience

•
Managing Partner, Pinnacle Enterprises, LLC (since 1997)
•
President, Northbrook Rail Corporation (1989-1996)

Qualifications

•
Financial Services and Financial Reporting/Accounting/Audit expertise acquired over more than 35 years of executive-level experience with responsibility for all aspects of financial management and oversight, as well as board, committee and board chair service for a publicly traded financial institution and its subsidiaries
•
Risk Management and Strategy expertise developed through more than 25 years leading investment, operational, and financial decision-making as the Managing Partner of Pinnacle Enterprises, LLC, and prior executive leadership as President of Northbrook Rail Corporation with accountability for corporate strategy, financial management and mergers and acquisitions activity
•
Corporate Governance expertise demonstrated through service as a director and board chair of a publicly traded financial institution and its subsidiaries, with deep experience in board leadership, committee oversight, and regulated-industry governance

Education

•
AA, Accounting, Madison Area Technical College

Other Boards and Organizations

•
Chair, FBB Board of Directors (since November 2018, May 2010-June 2018)
•
Director, FBB Board of Directors (since November 2018 and 2005-June 2018)
•
Director, First Business Equipment Finance, LLC (2006-2017), and Director, First Business Capital Corp. (2006-2013), both FBB entities were merged into First Business Specialty Finance, LLC, a wholly-owned subsidiary of FBB in 2021
•
Director, Alterra Bank (2016-2017) until its charter consolidation with FBB in 2017

First Business Financial Services, Inc. 2026 Proxy Statement | 9

Daniel P. Olszewski Director Weinert Center for Entrepreneurship Age: 61 Independent Director since 2018 COMMITTEES • Operational Risk, Chair • Corporate Governance and Nominating

Experience

•
Director, Weinert Center for Entrepreneurship, Wisconsin School of Business, University of Wisconsin-Madison (since 2006)
•
Chair/President, PNA Holdings, LLC, owner of Parts Now! and Katun Corporation (1999-2002, 2003-2005); CEO, Katun Corporation (2003-2005); CEO/President (1999-2003) and COO (1997-1999), Parts Now!
•
Consultant, McKinsey & Company (1988-1990, 1992-1997)

Qualifications

•
Strategy, Risk Management, and Financial Services expertise obtained in his role as a strategy and finance consultant at McKinsey, through roles as a CEO and president of multiple companies, and as an instructor of graduate courses on corporate finance, capital budgeting and structure, valuation methods, and entrepreneurial finance
•
Technology experience through leadership of entrepreneurship programs supporting STEM innovators, instruction of technology-driven venture creation courses, and work with early-stage companies focused on technical product development and innovation
•
Corporate Governance expertise acquired through experience as a CEO and board chair, as a director and committee chair of a publicly traded financial institution and its subsidiaries, and service on the boards of other private organizations

Education

•
BA, Economics and Computer Science, University of Wisconsin-Madison
•
MBA, Harvard Business School

Other Boards and Organizations

•
Director, FBB Board of Directors (since 2010)
•
Director, First Business Capital Corp. (2011-2018), FBB entity merged into First Business Specialty Finance, LLC, a wholly-owned subsidiary of FBB in 2021
•
Member of the boards of other private organizations

First Business Financial Services, Inc. 2026 Proxy Statement | 10

Directors Continuing in Office

Terms expiring at the 2027 Annual Meeting

Laurie S. Benson CEO LSB Unlimited, LLC Age: 72 Independent Director since 2018 COMMITTEES • Compensation • Corporate Governance and Nominating, Chair

Experience

•
CEO, LSB Unlimited, LLC (since 2009)
•
ICEO Senior Advisor, LHH, International Center for Executive Options (Since 2025)
•
Executive Director Emeritus (since 2025) and Executive Director (2016-2024), Nurses on Boards Coalition
•
Co-Founder and CEO, Inacom Information Services (1984-2009)

Qualifications

•
Corporate Governance and Executive Compensation/Human Capital expertise acquired through experience as a CEO and C-Suite advisor on board governance, high performance teams, human resources, and succession planning; supporting increased nurse participation on boards; and as a director and committee chair of a publicly traded financial institution and its subsidiaries, and the boards of other private organizations
•
Strategy and Regulatory Compliance expertise demonstrated through co-founding and scaling Inacom Information Services into a multi-location organization with more than 150 employees, as the founder of LSB Unlimited, LLC serving as an advisor on complex business issues, strategy, business growth, organizational design, and innovation, and as ICEO Senior Advisor
•
Technology expertise developed as the co-founder and CEO of an IT systems integrator, leading strategy, implementation, and innovation from inception through its sale in 2009

Education

•
BS, Nursing, University of Wisconsin-Madison

Other Boards and Organizations

•
Director, FBB Board of Directors (since 2009)
•
Member, FBB Northeast Wisconsin Advisory Board (2012-2021)
•
Member of the boards of other private organizations

Corey A. Chambas Chief Executive Officer First Business Financial Services, Inc. Age: 63 Director since 2002 COMMITTEES • None

Experience

•
Chief Executive Officer (since 2006), President (2005-2023), Chief Operating Officer (2005-2006), Executive Vice President (2002-2005), First Business Financial Services, Inc.
•
Chief Executive Officer (1999-2006), President (1999-2005), First Business Bank

Qualifications

•
Financial Services and Financial Reporting/Accounting/Audit expertise acquired over 40 years in the financial services industry, with a specific focus in the commercial banking sector and leadership roles with responsibility for oversight of all aspects of financial management
•
Risk Management and Strategy expertise developed while serving as CEO of both the Company and FBB with responsibility for enterprise-wide risk, development and execution of the strategic planning process and oversight for six distinct financial services businesses
•
Executive Compensation/Human Capital expertise demonstrated in his role as CEO with responsibility for senior management recruitment and succession planning, oversight of human resources leadership, executive compensation, and Company culture

Education

•
BBA, Finance, Investment & Banking, Wisconsin School of Business, University of Wisconsin-Madison

Other Boards and Organizations

•
Director, FBB Board of Directors (since 2018, 2009-2011, 1999-2006)
•
Advisory board member and advisor to the board of other private organizations

First Business Financial Services, Inc. 2026 Proxy Statement | 11

Jason R. Graham Founder, Rationality Capital LLC and Principal, J Graham Consulting LLC Age: 53 Independent Director since 2025 COMMITTEES • Audit, Chair Elect

Experience

•
Founder, Rationality Capital LLC and Principal, J Graham Consulting LLC (since 2017)
•
Senior Vice President, Chief Financial Officer, and Treasurer, Journal Media Group, Inc. (2015-2016); Senior Vice President of Finance and Chief Financial Officer (2014-2015); Vice President/Corporate Controller (2012-2014), Journal Communications, Inc.
•
Vice President/Corporate Controller (2008-2012), Senior Director of Financial Reporting (2007), Director of Financial Reporting (2006), Brookdale Senior Living Inc.
•
Senior Manager (2005-2006)/Various Audit and Advisory Roles (1997-2003), KPMG, LLP

Qualifications

•
Financial Reporting/Accounting/Audit expertise developed through CFO and senior finance roles at multiple publicly traded companies, with responsibility for SEC reporting, internal controls, financial planning, and transaction due diligence
•
Financial Services and Public Company expertise demonstrated through executive leadership roles at publicly traded companies, directing finance functions, treasury operations, capital allocation, investor relations, and merger and acquisitions and divestiture activity
•
Strategy and Regulatory Compliance expertise gained through executive-level oversight of complex corporate transactions, regulatory reporting, and long-term strategic planning activities, and as the founder of Rationality Capital LLC and principal at J Graham Consulting LLC

Education

•
BS, Accounting, Marquette University

Other Boards and Organizations

•
Member, FBB Southeast Wisconsin Advisory Board (2019-2025)
•
Member of the boards of other private organizations

Term expiring at the 2028 Annual Meeting
W. Kent Lorenz Owner and Managing Director Lakeside Consulting, LLC Age: 63 Independent Director since 2018 COMMITTEES • Audit • Compensation • Operational Risk

Experience

•
Owner and Managing Director, Lakeside Consulting, LLC (since 2017)
•
Chairman and CEO, Acieta LLC (2014-2017)
•
President, Midwest Region, Ellison Technologies (2006-2014) and President, Ellison Machinery & Robotics of Wisconsin (1998-2006)

Qualifications

•
Financial Reporting/Accounting/Audit, Strategy, and Risk Management expertise gained through the Ellison Technologies acquisition and divestiture and the formation of Acieta, LLC, including serving as chairman and CEO of Acieta, LLC with responsibility for strategic planning, financial management, and oversight of operational and enterprise-level risk
•
Technology expertise developed through leadership in advanced industrial automation, including integration of robotics and emerging technologies for North American manufacturers and their global affiliates
•
Executive Compensation/Human Capital experience acquired through executive-level leadership as chairman, CEO and president with responsibility for organizational structure, workforce strategy, and leadership performance and through advising manufacturing and industrial automation companies as Owner and Managing Director of Lakeside Consulting, LLC

Education

•
BS, Engineering Mechanics, University of Wisconsin-Madison

Other Boards and Organizations

•
Director, FBB Board of Directors (since 2017)
•
Member, FBB Southeast Wisconsin Advisory Board (2017-2021)
•
Director, FBB-Milwaukee Board of Directors (2010-2017)
•
Member of the boards and advisory boards of other private organizations

First Business Financial Services, Inc. 2026 Proxy Statement | 12

Director Disclosures

None of the directors, executive officers or nominees is related to one another and there are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company’s directors or executive officers have been selected for their respective positions. None of the above-named directors or director nominees was a party to any Securities and Exchange Commission ("SEC") enforcement actions or any legal proceedings that are material to an evaluation of their ability or integrity in the past ten years.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company’s directors, executive officers and holders of 10% or more of the outstanding Common Stock to file reports concerning their ownership of Company equity securities with the SEC. Based solely upon a review of such reports, the Company believes that during the fiscal year ended December 31, 2025, all of its directors and executive officers complied with the Section 16(a) filing requirements.

First Business Financial Services, Inc. 2026 Proxy Statement | 13

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of the shareholders and provides a strong foundation for business operations. All Company directors serve as directors of both the Company and its wholly-owned subsidiary, First Business Bank, which eliminates redundancies, simplifies and streamlines governance processes, and enhances the Board’s oversight of the Company’s strategic initiatives.

Director Selection, Nominations, and Board Succession Planning

In making recommendations to the Company’s Board with respect to nominees to serve as directors, the Corporate Governance and Nominating Committee examines each director nominee on a case-by-case basis, regardless of who recommended the nominee. The Corporate Governance and Nominating Committee is responsible for ongoing evaluation of all directors and director candidates, to assure that skills, experience, and attributes needed to maintain the Board's effectiveness are possessed by an appropriate combination of directors.

In evaluating the suitability of directors and director candidates for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including: independence requirements; general understanding of the varied disciplines relevant to the success of a publicly traded company in the current business environment; understanding of the Company's business and markets; professional expertise and educational background; and other factors that foster a variety of views and experiences. In addition, the Corporate Governance and Nominating Committee will consider if the director or director candidate has the ability to work with other directors to build a Board that is effective and furthers the policies set forth in the Company's Mission, Vision and Belief Statements and the Operating Philosophy/Guiding Principles. The Corporate Governance and Nominating Committee evaluates directors and director candidates in the context of the Board as a whole, with the objective of recruiting and recommending a slate of directors that can best perpetuate the Company's success.

The Director Resignation Policy requires that any director receiving a greater number of votes "withheld" from their election than votes "for" will tender their resignation to the Board Chair. The Board, in its discretion, may accept or reject the tendered resignation in accordance with the Director Resignation Policy, and as outlined in the Corporate Governance Guidelines on the Company’s website located at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx.

As part of its Board and committee succession planning responsibilities, the Corporate Governance and Nominating Committee maintains a defined director succession planning process and works with the Board to evaluate:

•
Board composition, including whether directors should be added in anticipation of retirements or other departures;
•
the number of directors needed to fulfill the Board’s responsibilities under the Company’s Corporate Governance Guidelines and committee charters; and
•
the skills, experience, and attributes most relevant to the Board’s oversight role and the Company’s objectives.

In making recommendations to the Board, the Corporate Governance and Nominating Committee considers a mix of director tenures, recognizing the benefits of longer-tenured directors, including Board stability, continuity of institutional knowledge, and the critical importance of expertise and understanding of the commercial banking industry, as well as the value of directors with shorter tenures who bring fresh perspectives and constructive challenge. In determining whether to recommend a director for re-nomination, the Corporate Governance and Nominating Committee also considers the director's attendance at, participation in, and contributions to Board and committee meetings.

First Business Financial Services, Inc. 2026 Proxy Statement | 14

As part of its ongoing succession planning and Board refreshment process, the Corporate Governance and Nominating Committee regularly evaluates whether the Board's collective skills, experience, and attributes align with the Company's strategic objectives and whether the size and composition of the Board remains appropriate. The Corporate Governance and Nominating Committee also evaluates prospective director candidates to ensure readiness for both planned or unplanned vacancies. In 2025, the Board appointed Jason R. Graham as a new independent director following an assessment of the Board's long-term skills and experience needs. Mr. Graham is a seasoned financial executive and private investor, with significant experience in financial strategy, capital allocation, and shareholder value creation and his public company experience further strengthens the Board's ability to provide effective oversight and support the Company's long-term success.

The following table summarizes key skills, experience, and attributes relevant to the decision to nominate candidates to serve on the Board and possessed by current directors. A mark indicates that a particular skill, experience or attribute was identified as one of the director’s top five strongest areas, but the absence of a mark does not mean that the director does not possess that skill, experience or attribute.

Director Skills, Experience, and Attributes
	Benson	Chambas	Chavarria	Graham	Kauten	Kilcoyne	Lorenz	Olszewski
Corporate Governance	●		●		●	●		●
Executive Compensation/Human Capital	●	●	●				●
Financial Services		●		●		●		●
Financial Reporting/ Accounting/Audit		●		●	●	●	●
Public Company			●	●
Regulatory Compliance	●			●	●
Risk Management		●	●		●	●	●	●
Strategy	●	●	●	●	●	●	●	●
Technology	●						●	●
Years on Board	7	23	8	<1	7	14	7	7

The Corporate Governance and Nominating Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Corporate Governance and Nominating Committee should be sent to the Corporate Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s Amended and Restated By-Laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of an intent to make such a nomination to the Corporate Secretary of the Company not less than 60 days or more than 90 days prior to the date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of an intent to make such a nomination on or after January 24, 2027 and on or prior to February 23, 2027, then the notice will be considered untimely and the Company will not be required to present such nomination at the 2027 annual meeting.

First Business Financial Services, Inc. 2026 Proxy Statement | 15

Director Evaluation Process, Continuing Education and Development

The Board recognizes that a constructive evaluation process is an essential component of governance best practices and annually conducts a robust peer evaluation in conjunction with its annual Board and committee evaluations. The Corporate Governance and Nominating Committee oversees the evaluation process and reviews the format of the evaluation to ensure that actionable feedback is solicited related to the operation of the Board, its committees, and director performance. In addition to evaluating the Board and committees, the peer evaluation process serves as a mechanism to measure clear performance standards, both objective and subjective, and the Board Chair meets annually with each director to review their peer evaluation results. The chart below outlines the evaluation process.

The Board is committed to continuing director education and development and solicits director feedback on education topics. The feedback was utilized to develop Board education sessions presented at each quarterly Board meeting in 2025. The Board education sessions included internally developed presentations as well as programs presented by third parties on the following topics: 2025 economic framework and financial services industry update, artificial intelligence and cybersecurity, Loan Approval Management Program, Anti-Money Laundering/Countering the Financing of Terrorism, and regulatory compliance. The Company provides financial support for director continuing education and at each quarterly meeting the Corporate Governance and Nominating Committee reviews the Director Education Report. All directors were in compliance with the Board’s Director Education Guidelines as of December 31, 2025.

First Business Financial Services, Inc. 2026 Proxy Statement | 16

Independent Directors and Meeting Attendance

Of the eight directors currently serving on the Board, the Board has determined that all except for Mr. Chambas, the Company’s CEO, are "independent directors" for purposes of applicable Nasdaq rules.

Directors are expected to attend the Company’s annual meeting of shareholders each year. All directors serving on the Board on April 25, 2025, were in attendance at the Company’s 2025 annual meeting of shareholders.

The Board held seven meetings in 2025. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2025 while they were a director, and (ii) the total number of meetings held by all committees of the Board on which such director served during 2025 while they were a member of such committees.

Board Leadership Structure

The roles of Board Chair and CEO are held separately. Mr. Kilcoyne serves as Board Chair and Mr. Chambas serves as CEO. The Board believes that at this time, separation of these roles is in the best interests of the Company and its shareholders because separation:

•
allows for additional talents, perspectives and skills on the Board;
•
preserves the distinction between the CEO’s leadership of management and the Board Chair’s leadership of the Board;
•
promotes a balance of power and an avoidance of conflict of interest;
•
provides an effective channel for the Board to express its views on management; and
•
allows the CEO to focus on leading the Company and the Board Chair to focus on leading the Board, monitoring corporate governance, and shareholder issues.

First Business Financial Services, Inc. 2026 Proxy Statement | 17

Committees

The Board conducts its business through meetings of the Board and the following standing Board committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Operational Risk Committee. Each of these committees has the responsibilities set forth in a formal written charter approved by the Board. The Board has also adopted guidelines on significant corporate governance matters that, together with the Company’s Code of Business Conduct and Ethics and other policies, create the Board’s corporate governance standards. Copies of the charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics are available on the Company’s website at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx. The Company intends to disclose amendments to, or waivers of, the Code of Business Conduct and Ethics, if any, on the website above. The following table reflects the current membership of each Board committee:

Name(1)	Audit	Compensation	Corporate Governance and Nominating	Operational Risk
Laurie S. Benson		●	Chair
Carla C. Chavarria		Chair	●
Jason R. Graham(2)	Chair Elect
Ralph R. Kauten(3)	Chair			●
W. Kent Lorenz	●	●		●
Daniel P. Olszewski			●	Chair
Jerry L. Kilcoyne	●
Number of Meetings in 2025	5	5	4	4

•
Member
(1)
Mr. Chambas is not a member of a standing committee
(2)
Mr. Graham qualifies as an "audit committee financial expert"
(3)
Mr. Kauten qualifies as an "audit committee financial expert"

Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the Company’s accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee evaluates, monitors and advises the Board on all matters relating to maintaining the right "tone at the top" which serves the best interests of the Company, its employees and shareholders. The Audit Committee presently consists of Jason R. Graham (Chair Elect), Ralph R. Kauten (Chair), Jerry L. Kilcoyne, and W. Kent Lorenz, each of whom meets the requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A) and the independence standards set forth in Rule 10A-3(b)(1) promulgated by the SEC under the Exchange Act. The Board has thus determined that each of the Audit Committee’s current members is qualified to serve in such capacity. The Board has determined that each of Jason R. Graham and Ralph R. Kauten qualifies as an "audit committee financial expert" for purposes of applicable SEC regulations, and has the financial sophistication required by applicable Nasdaq rules because they have the requisite attributes through, among other things, their education and relevant work experience.

First Business Financial Services, Inc. 2026 Proxy Statement | 18

Compensation Committee

The Compensation Committee's primary functions are to review and recommend to the Board the compensation structure for the Company’s directors and executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administer the Company’s long-term incentive plan and employee stock purchase plan. Carla C. Chavarria (Chair), Laurie S. Benson, and W. Kent Lorenz are the current members of the Compensation Committee, each of whom is considered to be "independent" and meets the requirements set forth in applicable Nasdaq rules and the independence standards set forth in Rule 10C-1(b)(1) promulgated by the SEC under the Exchange Act. The Board has determined that none of the aforementioned directors has a relationship to the Company which is material to their ability to be independent from management in connection with the duties of a Compensation Committee member and has further determined that each of the Compensation Committee’s current members is qualified to serve in such capacity.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s primary functions are to recommend persons to be selected by the Board as nominees for election as directors; recommend persons to be elected to fill any vacancies on the Board; lead the Board in its annual review of Board performance; Board and committee structure and director independence; review and recommend to the Board corporate governance principles, policies and procedures and oversee execution of the Company’s succession planning program and advise the Board on the effectiveness of the program. While the Board continues to maintain primary responsibility for ESG, it has delegated assessment and monitoring of the Company's ESG practices to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee presently consists of Laurie S. Benson (Chair), Carla C. Chavarria, and Daniel P. Olszewski. The Board has determined that each of the Corporate Governance and Nominating Committee members is considered to be "independent" according to applicable Nasdaq rules and has further determined that each current member is qualified to serve in such capacity.

Operational Risk Committee

The Operational Risk Committee's primary function is to assess and manage certain of the Company's risks. While the Board continues to maintain primary responsibility and oversight for enterprise risk management ("ERM"), the Operational Risk Committee oversees management's execution of the Company’s ERM Program and compliance with the Company's Risk Appetite Statement of Policy. The Board has additionally delegated evaluating, monitoring and assessing key risks related to credit, information security/cybersecurity, regulatory and compliance, operational, investment, liquidity and market, and reputation risks to the Operational Risk Committee. The Operational Risk Committee presently consists of Daniel P. Olszewski (Chair), Ralph R. Kauten, and W. Kent Lorenz. The Board has determined that each of the members is considered "independent" as defined by the Company's Corporate Governance Guidelines and Operational Risk Committee Charter requirements and has further determined that each current member is qualified to serve in such capacity.

First Business Financial Services, Inc. 2026 Proxy Statement | 19

Board Role in Risk Oversight

Oversight of Risk
• The Board has an active and ongoing role in the management of the risks of the Company. It is responsible for general oversight of enterprise-wide risk management.
•
The Board, acting as a whole and through its Corporate Governance and Nominating Committee, is responsible for oversight of the Company's ESG framework. To ensure alignment with the Company's ESG principles, responsibility for Board-delegated ESG risks and opportunities are defined in the committee charters.

•
The Operational Risk Committee evaluates and monitors the Company’s strategic risk and its key operational risks, including overseeing management's execution of the ERM Program and periodically evaluating the Board’s risk management structure and processes to ensure appropriate Board-level risk reporting. The Board, acting as a whole and through its delegation to the Operational Risk Committee, is responsible for general oversight of the Company's cybersecurity and information security program.

•
The Chief Risk Officer, along with Company management, is responsible for assessing and managing risk through robust internal processes and effective internal controls and for providing appropriate reporting to the Board and its committees.

The Company believes open and transparent communication between management and the Board is essential for effective risk management and oversight. The Board, acting as a whole and through its committees, is responsible for oversight of the Company’s enterprise-wide risk management including, but not limited to, strategic, financial, credit, liquidity, compensation, information security including cybersecurity, regulatory and compliance, reputation, and operational risks. Given the critical link between strategy and risk, the Board is responsible for providing strategic oversight based on the Company’s approved Risk Appetite Statement of Policy and the capacity to manage the resulting risk. As part of its ongoing planning, the Board discusses with executive management the strategies, key challenges, risks and opportunities facing the Company.

Executive management is responsible for the day-to-day management of the Company’s key risks and operates through a Senior Management Risk Committee ("SMRC"). The SMRC monitors key risks, develops and executes risk mitigation or remediation plans as appropriate, identifies top and emerging risks, evaluates the effectiveness of the Company’s risk management processes and reports such to the Board or its committees on a regular basis. The SMRC is responsible for the annual review of each key risk indicator ("KRI") included in the Risk Tolerance Dashboard and presents its recommendations to the Operational Risk Committee. The Operational Risk Committee reviews the SMRC's recommendations regarding any potential changes to KRIs and tolerance levels to ensure the Company’s most significant risks along with related metrics/KRIs have been identified, and risk tolerance thresholds have been established.

ERM is a standing agenda item for each of the Board’s regular quarterly meetings. At these meetings the Board reviews the Risk Tolerance Dashboard, the status of each KRI relative to the designated tolerance threshold, and the related remediation plans as appropriate. The Board has delegated oversight of each of the key risks to either the Audit, Compensation, Corporate Governance and Nominating or Operational Risk Committee in accordance with the committee charters. These charters are reviewed annually to reflect the changing risk environment. Each committee monitors the assigned specific key risks, ensures that appropriate risk mitigation plans are in place, identifies emerging risks, reports back to the Board with recommendations and updates, and apprises the Board of any areas of concern. The following table summarizes each committee’s role in the risk oversight function.

First Business Financial Services, Inc. 2026 Proxy Statement | 20

Committee	Risk Oversight Focus
Audit
•
Monitors the integrity of the financial statements, effectiveness of internal control over financial reporting, compliance with applicable legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the third-party, outsourced internal auditor, and the systems of disclosure controls and procedures.
•
Evaluates, monitors, and advises the Board on all matters relating to maintaining the right "tone at the top."

Compensation
•
Oversees the compensation of the executive officers and directors, monitors the Company's overall practices and plans to assess whether the compensation structure establishes appropriate incentives for the executive officers and aligns with the corporate goals and objectives, evaluates risks presented by all compensation programs and confirms that the programs do not encourage risk-taking to a degree that is likely to have a materially adverse impact on the Company, do not encourage the management team to take unnecessary and excessive risks that threaten the value of the Company, and do not encourage the manipulation of reported earnings of the Company.
•
Evaluates risks and opportunities related to human capital management.

Corporate Governance and Nominating
•
Monitors risks relating to the Company's corporate governance structure, director independence, succession, and ESG.
•
Evaluates and makes recommendations related to maintaining a Board comprised of directors with a mix of skills, experience, and attributes to perpetuate the Company's success.

Operational Risk
•
Assures the ERM Program is operating effectively.
•
Approves and monitors compliance with the Company’s Risk Appetite Statement of Policy.
•
Evaluates, monitors and assesses key risks via quarterly updates from senior management related to credit risk; regulatory and compliance risk; operational risk; investment, liquidity and market risk; and reputation risk.
•
Receives quarterly updates from the Company's Chief Information Officer on the Company's cybersecurity and information security program and reviews information security and cybersecurity risk reports and actions taken by management to assess and mitigate such risks.

First Business Financial Services, Inc. 2026 Proxy Statement | 21

CEO and Executive Officer Succession Planning

Succession planning and leadership development are top priorities for the Board and management. Because of the significance of the CEO’s leadership, the Board retains primary responsibility for oversight of CEO succession planning as well as overall executive leadership development and succession planning practices and strategies. The Board has delegated certain responsibility for the ongoing development and monitoring of CEO and executive officer succession planning to the Corporate Governance and Nominating Committee, and at least annually, that committee reviews the policies and principles of selecting a successor to the CEO. The Board participates in the annual review of the CEO succession plan, which includes an assessment of potential CEO candidates, contingency plans in the event of a sudden termination (including death or disability), development plans that are being utilized to strengthen the skills and qualifications of candidates and the Company CEO’s recommendations for contingency and longer term succession planning for the CEO. The Corporate Governance and Nominating Committee in accordance with its charter also reviews succession plans for the other executive officers.

On May 5, 2025 the Company announced that Corey A. Chambas intends to retire from his role as Chief Executive Officer in May, 2026. The Company will name David R. Seiler, President & Chief Operating Officer, to succeed him as Chief Executive Officer and appoint him to the boards of directors of the Company and the Bank, effective the same date. Mr. Chambas will remain on the boards of directors of the Company and First Business Bank.

Communication with the Board

Shareholders may communicate with the Board by writing to First Business Financial Services, Inc., Board of Directors (or, at the shareholder’s option, to a specific director), c/o Lynn Ann Arians, Corporate Secretary, 401 Charmany Drive, Madison, Wisconsin 53719. The Corporate Secretary will ensure that all appropriate communications are delivered to the Board or the specified director, as the case may be.

First Business Financial Services, Inc. 2026 Proxy Statement | 22

DIRECTOR COMPENSATION

In October 2024, the Board implemented changes to the non-employee director cash compensation. The annual cash retainer increased from $30,000 to $37,500. Committee fees were consolidated into a single annual committee retainer and increased to $4,000, replacing the prior structure of $750 per meeting. The annual retainers for the chair of each of the Compensation Committee, Corporate Governance and Nominating Committee, and Operational Risk Committee were increased from $5,000 to $7,500. The Audit Committee Chair continued to receive an annual retainer of $10,000 and the Board Chair received an additional annual retainer of $60,250. Non-employee director cash retainers are paid quarterly.

During 2025, the annual non-employee director equity retainer increased from $22,500, which had been issued as restricted stock units vesting after one year, to $30,000, issued in the form of fully vested shares of the Company's Common Stock.

The Compensation Committee is responsible for periodically reviewing and making recommendations to the Board regarding director compensation. In 2025, the Compensation Committee engaged its independent compensation consultant, McLagan, which is part of the Human Capital Solutions practice at Aon plc ("McLagan"), to review the Company's non-employee director compensation program. Based on this review, beginning in 2026, the annual non-employee director equity retainer will increase from $30,000 to $40,000, issued as fully vested shares of Common Stock. This increase is intended to position the Company's average non-employee director compensation at the median of its peer group and to further align the directors' and shareholders' interests through equity based compensation.

The Board has established the Stock Ownership Guidelines and Share Retention Policy (the "Policy") as another means by which to align the interests of non-employee directors' with those of the Company's shareholders. Per the Policy, non-employee directors have five years from the later of the adoption of the Policy or their appointment to the Board to achieve the share ownership target with a value equal to four times the cash portion of the annual non-employee director retainer. Until a non-employee director satisfies the share ownership target, they are required to retain 100% of the shares issued under the Company's equity plan. Non-employee directors are also required to comply with any holding requirements included in award agreements applicable to equity awards granted under the Company's equity plan and are expected to continuously own sufficient shares of Common Stock to meet the share ownership target once achieved for as long as they remain directors. All non-employee directors were in compliance with the Policy as of December 31, 2025.

Name	Fees Earned Or Paid In Cash(1)	Stock Unit Awards(2)	Total
Laurie S. Benson	$56,000	$30,000	$86,000
Carla C. Chavarria	$53,000	$30,000	$83,000
Jason R. Graham(3)	$27,667	$30,000	$57,667
Ralph R. Kauten	$59,500	$30,000	$89,500
Gerald L. Kilcoyne	$113,250	$30,000	$143,250
W. Kent Lorenz	$52,500	$30,000	$82,500
Daniel P. Olszewski	$57,000	$30,000	$87,000

(1)
Includes annual Board retainer, chair retainers, and committee retainers paid in cash.
(2)
On May 16, 2025 each non-employee director received an equity retainer with a grant date value of $30,000, issued as 620 fully vested shares of Common Stock. The number of shares issued was determined using the 20-day average closing price of the Company's Common Stock of $48.44. Pursuant to the applicable share award agreement, 100% of the shares issued on May 16, 2025 are subject to transfer restrictions until the end of the director's service on the Board.
(3)
Mr. Graham joined the Board on May 1, 2025.

First Business Financial Services, Inc. 2026 Proxy Statement | 23

A proposal will be presented at the First Business Financial Services, Inc. Annual Meeting to approve the First Business Financial Services, Inc. 2026 Equity Incentive Plan (the "2026 Plan"). The Board of Directors (the "Board") of First Business Financial Services, Inc. adopted the 2026 Plan, subject to shareholder approval. The complete text of the 2026 Plan is attached as Appendix B to this proxy statement. The following summary description of the material terms of the 2026 Plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Proposed 2026 Equity Incentive Plan

The Board is proposing to adopt a new incentive plan, the 2026 Plan, subject to shareholder approval. The Company is adopting the 2026 Plan in order to do the following:

•
Make 157,000 shares available, plus any unused shares from the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the "Prior Plan") for future awards to employees and non-employee directors under the 2026 Plan; and
•
Close the Prior Plan to future awards.

In determining the number of shares available for issuance under the 2026 Plan, the Compensation Committee and the Board considered the number of shares of Common Stock currently outstanding and the potential dilutive effect of the increase; our historical usage of shares under the Prior Plan; recent trends in the market price of our Common Stock; and our recent and projected practices with respect to awards under the Prior Plan.

In the event the 2026 Plan is not approved by our shareholders, we expect that we would continue to grant awards using the shares remaining available under the Prior Plan, and the Compensation Committee would consider non-equity-based alternatives for compensating participants while maintaining, to the greatest extent possible, the objectives of the Company’s compensation programs.

The following table shows, effective as of February 20, 2026, for the Prior Plan:

(a)
The number of Restricted Stock Units ("RSU") and Restricted Stock Awards ("RSA") outstanding and the number of shares reserved for issuance under all existing Performance Restricted Stock Units ("PRSU") if such awards were to pay out at the maximum level;

(b)
The number of shares remaining available for future issuance.

Plan	RSUs, RSAs, and PRSUs (#)	Shares Remaining Available for Future Grant (#)
First Business Financial Services, Inc. 2019 Equity Incentive Plan(1)	205,929	142,966
(1)
Includes a reserve for PRSUs if issued at the Maximum performance level. If PRSUs are issued at Target performance level, an additional 55,585 shares are available for grant.

First Business Financial Services, Inc. 2026 Proxy Statement | 24

While the Compensation Committee has no present intention of doing so, shareholder approval of the 2026 Plan would also enable the Company to grant options that, if so desired, will qualify as "incentive stock options" under Section 422 of the Code.

Best Practice Features of the 2026 Plan

The 2026 Plan includes a number of features that we consider to be consistent with best practices, including, among others:

•
Independent Oversight. The 2026 Plan is administered by the Compensation Committee, comprised of independent members of our Board.
•
No Evergreen Provision. The number of shares authorized for issuance under the 2026 Plan will be fixed at 157,000, plus any unused shares from the Prior Plan. The 2026 Plan does not include an "evergreen" feature that would cause the number of authorized shares to automatically increase in future years.
•
Conservative Share Reuse Provision. Shares subject to an award under the 2026 Plan will not be available for reissuance if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, added back after having been repurchased by the Company using stock option exercise proceeds, or not issued upon the settlement of a stock-settled Stock Appreciation Right ("SAR" or "SARs") or other award.
•
Minimum Vesting Periods. The 2026 Plan requires that stock awards that vest solely based on continued service must have a vesting period of at least one year, with the exception that up to 5% of the share reserve may have a shorter vesting period. Stock awards that are vested based on the achievement of performance measures or other performance objectives must include a performance measurement period of at least one year.
•
No dividends or dividend equivalents on unvested awards. No dividends or dividend equivalents will be paid on unvested awards, meaning that the Company's awards of both time-vested and performance-vested RSUs will only pay dividend equivalents to participants if and when the underlying unit awards vest.
•
Clawback Policy. All awards under the 2026 Plan are subject to any applicable law respecting recapture of compensation, the Company's Recovery Policy, and any other applicable Company clawback policy, as may be in effect from time-to-time.
•
Forfeiture Provisions. If a participant is terminated for cause or breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an award agreement or any other agreement between the participant and the Company, whether during or after the participant's termination of service, the participant will be required to forfeit or pay to the Company any and all awards granted to the participant (whether vested or unvested), any shares held by the participant acquired under awards after or during the 12-month period preceding such termination of service, and profits realized after or during the 12-month period preceding such termination of service in connection with the exercise of awards or the sale of shares obtained from awards.
•
Multiple Award Types. The 2026 Plan permits the issuance of stock options, RSUs, PRSUs, RSAs and other types of equity grants, subject to the share limits of the 2026 Plan. This breadth of award types enables the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant, which tend to change over time.
•
Repricing Prohibited. Repricing of stock options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.
•
Discount Stock Options and SARs Prohibited. All stock options and SARs must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or SAR is granted.

First Business Financial Services, Inc. 2026 Proxy Statement | 25

Material Terms of the Plan

General

The 2026 Plan has been adopted by our Board to promote the Company's long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company's shareholders. The 2026 Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2026 Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2026 Plan and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares of Common Stock that may be delivered to participants, or their beneficiaries, under the 2026 Plan will be 157,000 shares plus that number of shares remaining available for grant under the Prior Plan as of the date of shareholder approval of the 2026 Plan, as well as the number of shares that were covered under the Prior Plan that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancelation or the like, all of which may be issued pursuant to the award of incentive stock options.

To the extent that any shares of stock covered by an award (including stock awards) under the 2026 Plan expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2026 Plan. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations. Finally, any shares that are repurchased by the Company with stock option exercise proceeds will not be added back to the number of shares reserved for issuance under the 2026 Plan.

The 2026 Plan’s effective date will be April 24, 2026, subject to approval by shareholders. If approved, the 2026 Plan will continue to be in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2026 Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2026 Plan.

The Compensation Committee may use shares of stock available under the 2026 Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plan of any entity acquired by the Company or a subsidiary.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the share limitations and all outstanding awards under the 2026 Plan will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

First Business Financial Services, Inc. 2026 Proxy Statement | 26

Except as provided by the Compensation Committee, awards granted under the 2026 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution. The Compensation Committee has the discretion to permit the transfer of awards under the 2026 Plan; provided, however, that such transfers will be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, and as long as such transfers are made without value to the participant.

If the right to become vested in an award granted under the 2026 Plan to an employee participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards granted to directors provided that the aggregate of such grants does not exceed 5% of the total share reserve under the 2026 Plan. In addition, if an award becomes vested based on the achievement of performance measures or other performance objectives, then the period of time over which such achievement is measured cannot be less than one year.

The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards granted under the 2026 Plan. Such dividend payments or dividend equivalent payments are subject to vesting on the same terms as the underlying award, such that dividends or dividend equivalents are only paid to the extent an award vests.

Eligibility

Selected employees and directors of, and service providers to, the Company or its subsidiaries are generally eligible to become participants in the 2026 Plan, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2026 Plan and the type and amount of any such awards.

Stock Options and Stock Appreciation Rights

A stock option represents the right to purchase shares of Common Stock at an exercise price established by the Compensation Committee. The Compensation Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Stock option or SAR awards must expire no later than ten years from the date of grant (and no later than five years for incentive stock options granted to a person who beneficially owns 10% or more of the Common Stock).

The exercise price for each stock option and SAR may not be less than the fair market value of the Common Stock on the date the award is granted (or, if greater, the par value of a share). In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of the Common Stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the stock option is granted. The exercise price may, however, be higher or lower than the fair market value in the case of stock options and SARs granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price may not be decreased after the date of grant nor may a stock option or SAR be surrendered to the Company as consideration for the grant of a replacement stock option with a lower exercise price, except as approved by the Company's shareholders, as adjusted for corporate transactions described above.

Stock options and SARs awarded under the 2026 Plan will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2026 Plan that fails to continue to qualify as an incentive

First Business Financial Services, Inc. 2026 Proxy Statement | 27

stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. Except as otherwise determined by the Compensation Committee, the exercise price of a stock option or SAR may be paid in cash, by personal, certified or cashiers' check, in shares of the Common Stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Common Stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Awards

A stock award is a grant of shares of the Common Stock or a right to receive shares of the Common Stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Acceleration

Any awards granted under the 2026 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee and the 2026 Plan.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, or as otherwise provided for by the Compensation Committee, if a participant's service is terminated for cause, or breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, or where the Compensation Committee determines, in its discretion that the participant has engaged in Improper Conduct (as defined in the 2026 Plan), whether before or after the participant's termination of service, the participant will forfeit or pay the following to the Company:

•
all outstanding awards granted to the participant under the 2026 Plan, including awards that have become vested or exercisable;
•
any shares held by the participant in connection with the 2026 Plan that were acquired after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service;
•
the profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service; and
•
the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2026 Plan after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

First Business Financial Services, Inc. 2026 Proxy Statement | 28

Clawback of Awards

All awards, amounts and benefits received under the 2026 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company's Recovery Policy, and any other applicable Company clawback policy, as may be in effect from time to time, or any applicable law even if adopted after the 2026 Plan becomes effective.

Offset

The Company has the right to offset, from any amount payable or stock deliverable under the terms of the 2026 Plan, any amount the participant owes to the Company or any subsidiary without the consent of the participant or any individual with a right to the participant's award.

Change in Control

Unless otherwise provided in an award agreement or an employment, retention, change of control, severance or similar agreement with the Company, upon the occurrence of a change in control followed by a qualifying termination of employment ("double trigger"), unvested awards granted under the 2026 Plan that have been assumed or replaced by an acquirer shall vest. A qualifying termination includes a termination of participant's employment without cause during the 12-month period following a change in control. In addition, in the event an acquirer does not assume or replace awards under the 2026 Plan in connection with a change in control, the Compensation Committee retains the discretion to accelerate the vesting of such awards and cash out such awards at the time of a change in control. The 2026 Plan further provides that the payout level of awards that are subject to performance objectives that vest in connection with a change in control will be the greater of (a) the target level of payout, or (b) the estimated payout level at expected actual performance, as determined by the Compensation Committee.

For purposes of the 2026 Plan, a "change in control" generally will be deemed to occur when (i) any person (or persons acting as a group) acquires the beneficial ownership of more than 50% of the Common Stock of the Company, except that certain corporate restructurings involving current shareholders or members of the Company's controlling group generally will not be a change in control for purposes of the 2026 Plan, (ii) during any 12-month period, a majority of the Board members serving as of the 2026 Plan's effective date are replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iii) any person or persons acting as a group acquires assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company.

Amendment and Termination

The Board may at any time amend or terminate the 2026 Plan or any award granted under the 2026 Plan, provided that no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not amend the provision of the 2026 Plan to materially increase the original number of shares that may be issued under the 2026 Plan (other than as provided in the 2026 Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2026 Plan, without approval of shareholders. However, the Compensation Committee may amend the 2026 Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2026 Plan complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2026 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.

First Business Financial Services, Inc. 2026 Proxy Statement | 29

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2026 Plan and does not contain a complete analysis of all the potential tax consequences relating to awards granted under the 2026 Plan, including state or local tax consequences.

Non-Qualified Stock Options. The grant of a non-qualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an Incentive Stock Option ("ISO"). If a participant makes no disqualifying disposition of the shares received upon exercise within the one-year period beginning after the transfer of such shares to the participant nor within two years from the date of grant of the ISO, and if the participant at all times from the date of the grant of the ISO to a date three months before the date of exercise has been an employee of the Company, any gain recognized on the disposition of the shares acquired upon exercise will be long-term capital gain. The difference between the fair market value of the shares at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. The Company will not be entitled to any deduction with respect to the grant or exercise of the ISO or the transfer of shares acquired upon exercise.

If the participant makes a disqualifying disposition of the shares before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the shares at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the shares at the time of exercise, such excess will be taxed as capital gain if the shares are otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the shares, the Company may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

Stock Appreciation Rights. The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.

First Business Financial Services, Inc. 2026 Proxy Statement | 30

Section 280G of the Code. Any acceleration of the vesting or payment of awards under the 2019 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under Section 280G of the Code, subjecting the participant to a 20% excise tax, and preclude a deduction by the Company. The awards under the 2026 Plan are subject to limitations on vesting or payment if it is determined that the payments of such awards would be deemed to be excess parachute payments under Section 280G of the Internal Revenue Code. The limitation to a participant will be applied to reduce the payment or value of acceleration below the threshold for an excess parachute payment for a participant if such a reduction would result in an increase in the aggregate benefits to be provided to the participant on an after-tax basis.

Section 162(m) of the Code

Under Section 162(m) of the Code, the deduction for a publicly held corporation for otherwise deductible compensation to a "covered employee" (the chief executive officer, the chief financial officer and the next three most highly compensated executive officers (other than the chief executive officer or chief financial officer)) is limited to $1 million per year.

Plan Benefits

The number and types of future awards to be made pursuant to the 2026 Plan is subject to the discretion of the Compensation Committee and is not determinable at this time.

The following table sets forth the equity awards granted under the Prior Plan during 2025 to (i) each of our NEOs, (ii) all executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:

Name	PRSUs Awarded in 2025(1)	Dollar Value of PRSUs(2)	RSAs/RSUs Awarded in 2025	Dollar Value of RSAs/RSUs(2)
Corey A. Chambas	3,120	$164,611	2,080	$109,741
Brian D. Spielmann	1,395	$73,600	930	$49,067
David R. Seiler	2,340	$123,458	1,560	$82,306
Bradley A. Quade	1,200	$63,312	800	$42,208
James E. Hartlieb	1,105	$58,300	740	$39,042

All Executive Officers	11,950	$630,482	7,965	$420,233

All Directors	—	—	4,340	$214,309

All Employees including Non Exec Officers	—	—	32,745	$1,717,091

(1)
Represents the number of PRSUs at Target performance levels.
(2)
The grant date fair value of awards that are reported in these columns have been computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, "Stock Compensation."

First Business Financial Services, Inc. 2026 Proxy Statement | 31

Equity Compensation Plans

The following table provides information as of December 31, 2025 regarding shares outstanding and available for issuance under our existing compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Weighted-average contractual term outstanding options, warrants and rights (years)	(d) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by shareholders	182,861	$45.04	2.06	397,303
Equity compensation plans not approved by shareholders	—	—	—	—
(1)
Includes the following type of awards: options - 0 shares; RSUs - 90,861 shares; PRSUs assuming maximum performance - 92,000 shares. All shares subject to RSUs and PRSUs were issued under the Prior Plan.
(2)
The weighted-average exercise price does not take into account awards of RSUs or PRSUs which do not have an exercise price.
(3)
Includes the number of shares remaining available for future issuance under the following plans: Employee Stock Purchase Plan - 223,691 shares; and Prior Plan - 173,612 shares (assuming maximum performance is achieved under PRSU awards).

First Business Financial Services, Inc. 2026 Proxy Statement | 32

SEC regulations require publicly traded companies to conduct a separate shareholder advisory vote to approve the compensation of their Named Executive Officers ("NEOs"), as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a "say-on-pay" vote. In a non-binding advisory vote on the frequency of say-on-pay votes held at the Company’s 2025 annual meeting of shareholders, shareholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by the Board, the Board determined that the Company would hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which will occur at the 2031 annual meeting of shareholders.

The overall objective of the Company’s compensation programs has been to align NEO compensation with the success of meeting annual and long-range strategic operating and financial goals. The Compensation Committee and the Board believe that the Company’s policies and procedures are effective in implementing the Company's Compensation Philosophy and achieving its goals, and that the compensation of the NEOs in 2025 reflects and supports these compensation policies and procedures.

In accordance with the requirements of the Dodd-Frank Act and the rules and regulations promulgated thereunder, the following resolution is submitted for shareholder approval:

"RESOLVED, that First Business Financial Services, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the Company’s proxy statement dated March 5, 2026."

Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it. While this say-on-pay vote is required, under SEC regulations, it is not binding on the Compensation Committee or the Board and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Abstentions and broker non-votes will not affect the voting results for this proposal.

First Business Financial Services, Inc. 2026 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes elements of the Company’s compensation philosophy and explains the structure and rationale associated with each material component of the NEOs' compensation, providing important context for the more detailed disclosure tables and specific compensation amounts that follow this section.

The Company’s NEOs for 2025 included the following individuals:

Named Executive Officers	Title
Corey A. Chambas	Chief Executive Officer – First Business Financial Services, Inc.
Brian D. Spielmann	Chief Financial Officer – First Business Financial Services, Inc.
David R. Seiler	President & Chief Operating Officer – First Business Financial Services, Inc.
Bradley A. Quade	EVP & Chief Credit Officer – First Business Financial Services, Inc.
James E. Hartlieb	President & CEO – First Business Bank

Compensation Governance

The Company is committed to maintaining a compensation program supported by strong corporate governance. The Compensation Committee meets regularly and in addition to each member's own business knowledge of best practices, it receives guidance on best practices and market trends from its independent compensation consultant.

What We Do	What We Don't Do
Pay for performance by having a significant portion of executives' compensation tied to Company performance and weighted toward the long-term.	Have excess perquisites.
Use long-term incentive pay that is denominated and delivered in equity and does not have a cash component.	Make tax gross-up payments in connection with excise tax or other tax liabilities.
Use robust incentive plan governance that is reviewed by internal experts, the Compensation Committee, and by an independent third- party as needed.	Grant new awards that accumulate dividend equivalents that vest before the end of the performance period.
Retain an independent compensation consultant selected by the Compensation Committee for executive pay consultation.	Allow hedging or pledging of Company securities by Section 16 Reporting Persons.
Require a double trigger for vesting of equity awards and severance payments upon a change of control.
Have a robust policy to clawback executive compensation in the event of a material restatement of financial statements.
Hold an annual say-on-pay vote to solicit regular feedback from shareholders.
Require stock ownership for executives based on a salary multiple of stock and retention of a portion of shares after vesting.

First Business Financial Services, Inc. 2026 Proxy Statement | 34

Alignment of Pay with Performance

Our executive compensation program supports long-term value creation. Approximately 50% of our CEO’s total direct compensation and 40% of the compensation for the other NEOs is variable and at risk, tied to the achievement of rigorous performance metrics that are aligned with our strategic priorities and important to our shareholders.

A significant percentage of executive compensation opportunities are in the form of performance-based equity incentives. The executive officers’ grants are delivered in a mix of approximately 60% in Performance Restricted Stock Units ("PRSUs") and 40% in Restricted Stock Units ("RSUs"). The Company believes PRSUs incentivize executive officers to drive long-term Company performance, thereby aligning the executive officers’ interests with the long-term interests of shareholders. Within the 2025 compensation program, the PRSUs are measured 50% on Total Shareholder Return ("TSR") and 50% on Return on Average Tangible Common Equity ("ROATCE") and will cliff-vest after a three-year measurement period based on the Company’s performance relative to a custom peer group.

The Bonus Plan for fiscal 2025 paid out at 134% of target. The payout reflects our strong performance across the key performance metrics (operating revenue, ROAA, efficiency ratio) which drive shareholder value and the Company’s business strategy.

2025 Say-on-Pay Vote Results

At the Company’s 2025 annual meeting of shareholders, 97% of voting shareholders approved the non-binding advisory proposal on the compensation of the NEOs, (commonly referred to as a "say-on-pay" vote), indicating strong shareholder support of our programs.

The Board and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote. The Company considers the result of the advisory vote on executive compensation annually as one indicator of the overall soundness of the Board’s and Compensation Committee’s compensation decisions.

First Business Financial Services, Inc. 2026 Proxy Statement | 35

Executive Compensation Program Overview

2025 Target Compensation at a Glance

Consistent with the Company's Compensation Philosophy, located on the Company's website at: https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx, and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee does use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as the overall professional experience, background, and performance of each NEO, the performance of the Company as compared to its key financial objectives over the prior fiscal year, as well as information provided by the compensation consultant.

The Company’s compensation program utilizes a compensation mix of fixed and variable pay and includes base salary, annual cash bonuses and long-term equity awards; this mix provides a variety of time horizons to balance near-term and long-term strategic goals.

Role of the Compensation Committee

The primary purpose of the Compensation Committee is to oversee the discharge of the responsibilities of the Board relating to compensation of the Company’s executive officers. In establishing NEO compensation, the Compensation Committee measures the Company’s performance compared to management’s and the Board’s goals and objectives, and also compares Company performance to that of the Company’s peer group of financial institutions. The Compensation Committee believes that using the Company’s performance as a factor in determining an NEO’s compensation is effective in helping to align the NEO’s interests with those of the Company’s shareholders. With that in mind, the Compensation Committee focuses on key financial performance criteria such as revenue growth goals, operating profitability goals and goals related to strategic objectives, as determined by the Board. As part of the evaluation and review of these criteria, the Compensation Committee and Board will also take into account various subjective issues, such as the CEO's progress in furthering executive leadership development and succession planning, general economic conditions, and how those conditions may affect the Company’s performance.

The Compensation Committee reviews the performance of the Company's CEO and determines and recommends to the Board for approval the salary, bonus and other compensation paid to him. The Compensation Committee relies upon the CEO’s assessment of each NEO’s individual performance other than his own, which considers the NEO’s efforts in achieving their individual goals each year, managing and developing employees and the enhancement of long-term relationships with clients, if applicable to their position.

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Role of Independent Compensation Consultant

For 2025, the Compensation Committee engaged McLagan as its independent compensation consultant. McLagan supported the Committee through a series of strategic advisory engagements designed to strengthen compensation governance, prepare for leadership succession, and ensure competitive and performance-aligned compensation practices. The Compensation Committee’s consultant regularly attends Compensation Committee meetings and attends executive sessions as requested by the Compensation Committee Chair. McLagan's work in 2025 included:

•
Evaluating non-employee director compensation against market benchmarks to ensure alignment with peers and continued competitiveness,
•
Conducting a comprehensive CEO compensation review to inform long-term planning and support the Company's CEO succession transition,
•
Calculating and validating the performance results for PRSUs for the performance period ending December 31, 2024, enabling the Committee's certification and approval process,
•
Recommending an updated peer group for assessing relative performance in connection with the 2025 annual PRSU grant, ensuring alignment with market standards and strategic priorities,
•
Reviewing potential equity award cost mitigation strategies including formalizing the post-vest holding period for executives, and
•
Reviewing the Compensation Discussion and Analysis included in the proxy statement to ensure clarity, transparency, and alignment with regulatory expectations and shareholder interests.

Peer Group Companies and Analysis

The Compensation Committee reviews compensation levels and design at peer companies as part of its decision-making process in order to understand how the Company's practices align with those of similarly-situated organizations. The Compensation Committee generally strives to establish compensation for its executive officers that is competitive with that of our peer companies, while also taking into consideration other factors such as additional competitive market data, the scope of particular job responsibilities, individual performance of the executive officer, internal pay equity and other factors. The Compensation Committee’s determinations for executive officers are based on its review of such factors. Determinations are also informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data, provided by McLagan.

For purposes of peer analysis in assessing performance, the Company utilizes a peer group that includes commercial banks with similar annual revenue. Given the ever-changing landscape within the banking industry, the Compensation Committee regularly reviews and recalibrates the group of banks used for this analysis as recommended by McLagan.

In 2024, the Compensation Committee engaged McLagan to conduct executive and non-employee director compensation market studies. A new peer group was approved reflecting a reference group of publicly traded bank holding companies with revenue between $90 and $280 million, which at the time was approximately one-half to two times the Company's size, a commercial lending concentration of at least 75%, headquarters in the continental United States (excluding some specific states and large metropolitan areas due to different market and compensation conditions), listed on a national exchange and a minimum of 0.50% ROAA for the current year and prior two years. This updated reference group had median revenue of $149 million at the time of the analysis, placing the Company at the 47th percentile of the group. Newly added peer companies are italicized in the table on the following page.

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The companies included in the peer group used for purposes of 2025 compensation decisions are as follows:

Bankwell Financial Group, Inc. (BWFG)	Enterprise Bancorp, Inc. (EBTC)	Lakeland Financial Corporation (LKFN)
Bridgewater Bancshares, Inc. (BWB)	Equity Bancshares, Inc. (EQBK)	Macatawa Bank Corporation (MCBC)*
Business First Bancshares, Inc. (BFST)	Farmers & Merchants Bancorp (FMAO)	Mercantile Bank Corporation (MBWM)
Citizens & Northern Corporation (CZNC)	FirstBank (FRBA)	Mid Penn Bancorp, Inc. (MPB)
Citizens Financial Services (CZFS)	Great Southern Bancorp, Inc. (GSBC)	MidWestOne Financial Group, Inc. (MOFG)
Civista Bancshares, Inc. (CIVB)	Heritage Financial Corporation (HFWA)	Northeast Bank (NBN)
Colony Bankcorp, Inc. (CBAN)	Home Bancorp, Inc. (HBCP)	Orange County Bancorp, Inc. (OBT)
CrossFirst Bankshares, Inc. (CFB)*	HomeTrust Bancshares, Inc. (HTBI)	SmartFinancial, Inc. (SMBK)

*CrossFirst Bankshares, Inc. was acquired in 2025 and Macatawa Bank Corporation was acquired in 2024. Both companies were included for 2025 compensation decisions.

Compensation Program Components

The Compensation Committee strives to provide an appropriate mix of compensation components, including finding a balance between current and long-term compensation and between cash and equity incentive compensation. Cash payments primarily are aligned with and reward more recent performance, while equity awards encourage the Company’s executives to continue to deliver results over a longer period of time and also serve as a retention tool.

Compensation for the NEOs was allocated between base salary, annual incentive compensation, and longer-term awards as described below.

Base Salary

The Compensation Committee generally reviews the base salaries of the NEOs on an annual basis and also makes periodic adjustments in connection with promotions, market conditions or changes in position.

In determining 2025 NEOs' base salaries, the Compensation Committee reviewed base salaries paid to the officers in comparable positions in the Company's peer group, generally using the 50th percentile as a point of reference, and taking into consideration other factors such as scope of responsibility, level of experience and performance in the role. The salaries paid to our NEOs in 2025 based on the Compensation Committee's decisions are set forth below and in the Summary Compensation Table on page 47. All salaries became effective January 1, 2025.

Name	Position	2025 Base Salary
Corey A. Chambas	Chief Executive Officer	$533,000(1)
Brian D. Spielmann	Chief Financial Officer	$340,000(2)
David R. Seiler	President & Chief Operating Officer	$500,000(3)
Bradley A. Quade	EVP & Chief Credit Officer	$341,550(4)
James E. Hartlieb	President & CEO - First Business Bank	$315,000(5)

(1)
Mr. Chambas' base salary was decreased effective on May 1, 2024, from $640,000 to $512,000 to reflect changes in the scope of his responsibilities as part of the Company's ongoing succession planning efforts. He received a merit adjustment of 4.1% for 2025 on the reduced base salary.
(2)
Mr. Spielmann's base salary increased from $320,000 to $340,000, further aligning his salary with market for the position.

First Business Financial Services, Inc. 2026 Proxy Statement | 38

(3)
Mr. Seiler's base salary increased from $455,000 to $500,000, reflecting continued changes in the scope of his responsibilities as part of the Company's ongoing succession planning efforts.
(4)
Mr. Quade's base salary increased from $330,000 to $341,550, reflecting a 3.5% merit adjustment.
(5)
Mr. Hartlieb's base salary increased from $300,000 to $315,000, reflecting a 5.0% merit adjustment.

The Board approved an increase in Mr. Seiler's base salary to $600,000, effective January 1, 2026, to appropriately recognize his expanding responsibilities as the Company advances its planned CEO succession process. The other NEOs' base salaries will be reviewed and approved in 2026.

Annual Bonus Plan

The Compensation Committee typically determines eligibility for annual bonus payments using the parameters defined in the Company’s Annual Bonus Plan (the "Bonus Plan"), which is a performance-based bonus plan for eligible officers and employees of the Company, including the NEOs. The Bonus Plan is formulaic and driven by clearly articulated performance measures. The Compensation Committee retains the right to apply discretion to modify the Bonus Plan or withhold payment at any time.

For 2025, the NEOs participating in the Bonus Plan earned cash bonuses based on the Company's achievement of a combination of three equally-weighted financial goals, as pre-established and measured by the Compensation Committee and the Board.

At the beginning of each year, the Compensation Committee approves threshold, target, and superior levels for each of the measures used in the Bonus Plan, based upon the expectations and strategies for each particular year.

Bonus payments under the Bonus Plan are determined by the formulas described below. As an additional safeguard, the Bonus Plan requires that the Company must meet one-half of the return on asset threshold before any bonus payment can be made based on performance on any criteria.

The following chart outlines the Company's performance measures that were used in the NEOs’ bonus calculations. The bonus calculations for all NEOs were based 100% on the performance of the Company. Achievement with respect to each performance measure at the threshold level will result in a payout of 50% of the target value, at the target level will result in a payout of 100% of target, and at the superior level will result in a payout of 200% of target. If achievement with respect to a particular performance measure does not reach threshold level, then no portion of the bonus will be awarded with respect to such performance measure. Each performance measure is determined by straight-line interpolation for actual performance falling between threshold and target or target and superior levels.

Measure	Weighting	Threshold	Target	Superior	Actual	Achievement % of Target
Operating Revenue(1)	33.33%	$160,170,000	$168,600,000	$177,030,000	$168,392,641	98.24%
Efficiency Ratio(2)	33.33%	62.00%	60.00%	58.00%	58.78%	160.96%
Return on Average Assets(3)	33.33%	1.01%	1.17%	1.33%	1.24%	141.33%
				Total Achievement		133.51%

(1)
Operating Revenue is defined as net interest income plus non-interest income less gain/loss on sales of securities or other discrete items unrelated to the Company's primary business activities, if any. See Appendix A for a reconciliation of the GAAP financial measure to the non-GAAP financial measure.
(2)
Efficiency ratio is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. See Appendix A for a reconciliation of the GAAP financial measure to non-GAAP financial measure.
(3)
Return on Average Assets is defined as net income available to common shareholders divided by average assets.

First Business Financial Services, Inc. 2026 Proxy Statement | 39

The specific performance metrics established with respect to the Company’s 2025 performance include the following non-GAAP financial measures, which the Company believes are relevant measures to align employees’ performance with profitability, growth and achievement of the Company’s strategic objectives:

•
Operating revenue, which is equal to net interest income plus non-interest income minus any realized securities losses or gains or other discrete items that are unrelated to the Company’s primary business activities, if any.
•
Efficiency ratio, which is equal to non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue.

The adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company's operating expenses in relation to its operating revenue by removing the volatility that is associated with certain one-time items and other discrete items.

The bonus formula provides for bonus payments of 0% to 200% of each executive officer's respective target bonus percentage, which is denominated as a percent of each executive officer's eligible salary. The specific target payout varies by executive officer. The target annual incentive opportunities for each position increased by 5% in 2025 to align with the market median for each position as reported in McLagan's Executive Compensation study in 2024.

After the end of fiscal 2025, the Compensation Committee determined the extent to which the performance goals were achieved and subsequently approved the award to each NEO for payment in 2026.

Name	Targeted Payout As % Of Base Salary	Maximum Payout As % Of Base Salary	Actual Payout As % Of Base Salary	Bonus Payout ($)
Corey A. Chambas	50.00%	100.00%	66.72%	$355,617
Brian D. Spielmann	40.00%	80.00%	53.39%	$181,534
David R. Seiler	45.00%	90.00%	60.06%	$300,280
Bradley A. Quade	35.00%	70.00%	46.73%	$159,601
James E. Hartlieb	35.00%	70.00%	46.73%	$147,195

Long-Term Incentive Plan

The Long-Term Incentive Plan ("LTI Plan") was established to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate employees who make or are expected to make important contributions to the Company by providing equity ownership opportunities and equity-based incentives, thereby aligning the interests of such persons with those of the shareholders. The LTI Plan is administered by the Compensation Committee and provides for the grant of equity ownership opportunities through incentive stock options and non-qualified stock options, restricted stock, restricted stock units, performance restricted stock units, and any other type of award permitted by the LTI Plan.

In 2025, the Company issued a mix of PRSUs and RSUs to its executive officers. The PRSUs cliff-vest after the end of a three-year measurement period based on the Company’s TSR and ROATCE performance relative to a custom peer group. The PRSUs are intended to align long-term Company performance with executive officer pay by linking the ultimate payout to pre-established relative goals based on a formula. The RSUs vest ratably over a three-year period and serve as a strong retention tool for the Company’s executive officers. The executive officers' grants are weighted approximately 60% in PRSUs and 40% in RSUs. The Company’s executive officers

First Business Financial Services, Inc. 2026 Proxy Statement | 40

are eligible to receive dividend equivalents with respect to PRSU and RSU grants made after January 2023 which will be paid at the time of vesting only if and to the extent the underlying PRSUs and RSUs vest.

2025 PRSU Program Features
Vehicle Value of units is measured on a relative basis over the performance period; PRSUs are settled in shares at vesting.
Performance Period Awards made in 2025 have a three-year performance measurement period of 2025-2027 and will cliff vest at the end of the measurement period.
Performance Measures Relative TSR (50% weighting) and ROATCE (50% weighting).

Payout

Payout under the program is calculated at the end of the three-year performance period and is based on the relative performance for each measure against the custom peer group. Payout at the 25th percentile of the peer group will result in an award of 50% of the target value, payout at the 50th percentile of the peer group will result in an award of 100% of the target value, and payout at the 75th percentile or above of the peer group will result in an award of 200% of the target value. Achievement of each performance measure is determined by straight-line interpolation for actual performance falling between threshold and target or target and maximum levels. If achievement with respect to a particular performance measure does not reach threshold level, then no portion of the award will vest with respect to such performance goal.

Peer Group Performance

A peer group is established to measure relative performance under the LTI Plan. The LTI Plan peer group for the 2025 grant consists of 118 publicly traded banks, headquartered in the U.S., with assets between $2.0 billion and $7.0 billion. No new peers will be added to the 2025 LTI peer group throughout the measurement period, and peers will only be removed if they fail or are acquired prior to the end of the measurement period.

Shares certified as earned by the Compensation Committee at the end of the performance period will be distributed in the calendar year following the end of the performance period. Per the holding requirements outlined in the Performance-Based Restricted Stock Unit Award Agreement, NEOs are required to hold at least 50% of vested shares issued under the agreement, generally for 12 months after vesting or until the end of employment, whichever is earlier. Additionally, until an NEO satisfies their share ownership target outlined in the Stock Ownership Guidelines and Share Retention Policy, they are required to retain 100% of their net shares received as the result of the exercise, vesting or payment of any equity awards granted to the NEO, but in no case less than 50% of the applicable shares.

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The targeted amount of the long-term incentive awarded for each of the NEOs is determined utilizing market data for similar positions within the industry as well as relative roles and responsibilities within the Company. The targeted value of the grant is determined as a percentage of their base salary and ranges from 30% to 50%. The following chart summarizes the equity awards made to each of the NEOs in 2025.

Name	Long-Term Incentives (% Of Base Salary)	Total Long-Term Incentives ($)	PRSU # Granted At Target	PRSU Grant Date Fair Value	RSU # Granted	RSU Grant Date Fair Value
Corey A. Chambas	50.00%	$312,837	3,120	$203,096	2,080	$109,741
Brian D. Spielmann	35.00%	$139,887	1,395	$90,820	930	$49,067
David R. Seiler	40.00%	$234,628	2,340	$152,322	1,560	$82,306
Bradley A. Quade	30.00%	$120,322	1,200	$78,114	800	$42,208
James E. Hartlieb	30.00%	$110,985	1,105	$71,942	740	$39,042

These equity awards are also listed in the Grant of Plan Based Awards on page 48 and the Outstanding Equity Awards at Fiscal Year End table on page 49.

2022-2024 LTI Plan Performance Results

For the PRSU grant made in 2022 with a three-year performance period ended December 31, 2024, the Compensation Committee determined that the performance goals were achieved at the following levels against relative performance of a custom peer group consisting of approximately 122 U.S.-based publicly listed banks with $1.5 billion to $5.0 billion in total assets at the beginning of the performance period. Shares were certified and approved on April 11, 2025. Final LTI Plan performance approved by the Compensation Committee is displayed below.

Percentile
LTI Measure	Weight	Threshold	Target	Superior	Performance Results
Relative TSR	50%	25th	50th	75th	96th
Relative ROAE	50%	25th	50th	75th	88th
Performance Payout					200% of Target

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Shares Earned Under the PRSU Award for the 2022-2024 Performance Period

Due to the Company's superior performance on both TSR and ROAE relative to the custom peer group, the NEOs earned 200% of the targeted amount and the number of shares earned under the PRSU awards below were delivered to the NEOs on April 11, 2025.

Named Executive Officer	Position	Shares Earned For The 2022-2024 Performance Period
Corey A. Chambas	Chief Executive Officer	10,240
Brian D. Spielmann(1)	Chief Financial Officer	—
David R. Seiler	President & Chief Operating Officer	4,530
Bradley A. Quade	EVP & Chief Credit Officer	2,770
James E. Hartlieb	President & CEO – First Business Bank	2,710

(1)
Mr. Spielmann was not an executive officer at the time the 2022 PRSU grant was made.

The PRSUs the Company granted to its executive officers in 2023 for the performance measurement period of 2023-2025 will be paid out in April 2026. As of the date of this proxy statement, the number of shares earned under that award is unknown due to the unavailability of final Relative ROATCE information. The Company intends to file a Current Report on Form 8-K disclosing the number of shares earned by the NEOs under the 2023 PRSU award once the information becomes available.

All Other Compensation and Perquisites. While the Compensation Committee reviews and monitors the level of other compensation offered to the NEOs, it typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the NEOs in its evaluation of the total compensation received by each. It is the Compensation Committee's belief that perquisites for NEOs should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, the Company has generally provided nominal benefits to NEOs that are not available to other employees and plans to continue this approach in the future. The benefits offered in 2025 to the NEOs will continue for 2026. The perquisites received by the NEOs in 2025 are reported in the Summary Compensation Table on page 47.

Named Executive Officer Stock Ownership Guidelines

The Board has established the Stock Ownership Guidelines and Share Retention Policy (the "Policy") as another means by which to align the interests of the NEOs with those of the Company's shareholders. The share ownership target is based on a multiple of base salary for the CEO and NEOs as follows:

Position	Baseline	Minimum Ownership As A Multiple Of The Baseline
CEO	Base Salary	3x
NEOs	Base Salary	1x

First Business Financial Services, Inc. 2026 Proxy Statement | 43

Per the Policy, NEOs have five years from the later of the adoption of the Policy or their appointment to achieve the appropriate share ownership target. Until an NEO satisfies the share ownership target, they are required to retain 100% of net shares received as the result of the exercise, vesting or payment of any equity awards granted to the NEO, but in no case less than 50% of the applicable shares. NEOs are also required to comply with any holding requirements included in award agreements applicable to equity awards granted under the Company's equity plan and are expected to continuously own sufficient shares of Common Stock to meet the applicable share ownership target once achieved until the end of employment. All NEOs were in compliance with the Policy as of December 31, 2025.

Clawback Policies

The Company’s 2019 Clawback Policy applies to all current and former executive officers. In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback, as it deems necessary or appropriate. The Board will consider whether any executive officer received incentive compensation based on the original financial statements because it appeared they achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted improper conduct. The 2019 Clawback Policy also includes clawback provisions for incentive compensation in the event of improper conduct by the executive officer.

In 2023, the Company adopted the Executive Officer Compensation Recovery Policy (the "Recovery Policy"), which adheres to the listing standards of Nasdaq and the rules of the SEC. Under the Recovery Policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any applicable incentive-based compensation received by an executive covered by the Recovery Policy during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. In adopting the Recovery Policy, the Company did not supersede the 2019 Clawback Policy, but instead preserved any rights it still has related to use the 2019 Clawback Policy that are in addition to those it has under the newer Recovery Policy. Additional details are available in the Recovery Policy posted on the website at https://ir.firstbusiness.bank/corporate-overview/corporate-governance/default.aspx.

No-Hedging and No-Pledging Provisions

The Company has adopted an Insider Trading Policy ("Insider Trading Policy"), which governs the purchase and sale of our securities by all directors, officers, employees, consultants and contractors of the Company and members of their immediate families or households, in order to promote compliance with insider trading laws, rules and regulations, and the Nasdaq rules. The Company follows the principle that it cannot engage in transactions in its own securities while in possession of material nonpublic information, except in accordance with trading plans intended to satisfy the requirements of Rule 10b5-1(c) under the Exchange Act.

The Company's Insider Trading Policy includes provisions that prohibit all Section 16 Reporting Persons from hedging Company stock, from holding Company stock in a margin account and from pledging Company stock as collateral for a loan. All Section 16 Reporting Persons are currently in compliance with these provisions.

The full text of our Insider Trading Policy was filed as Exhibit 19 to the 2025 Annual Report.

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Assessment of Compensation Risk

As a publicly traded financial institution, the Company must comply with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for the NEOs.

In addition to our cultural competencies, the Company engages in the following practices to ensure its executive compensation program is aligned with shareholders’ interests and protects the Company against excessive risk taking:

•
Variable compensation based on a variety of performance goals,
•
Board discretion to lower incentive award amounts,
•
Balanced mix of short-term and long-term incentives with emphasis on performance,
•
Stock ownership guidelines,
•
No-hedging and no-pledging provisions, and
•
Clawback provisions.

In 2025, the Compensation Committee completed its thorough annual review of all compensation programs offered at the Company, including those described in this Compensation Discussion and Analysis, to determine whether any aspect of the plans or programs encourages excessive or unnecessary risk that would adversely affect the long-term value or performance of the Company. Based on the risk assessment process, the Compensation Committee concluded that the compensation plans and programs, considered individually and as a whole, do not encourage excessive risk-taking by NEOs or other employees, and are designed to encourage and reward decisions that create long-term shareholder value in a manner consistent with the Company's core values.

First Business Financial Services, Inc. 2026 Proxy Statement | 45

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on review and discussion with management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the members of the Compensation Committee:

Carla C. Chavarria, Compensation Committee Chair

Laurie S. Benson

W. Kent Lorenz

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocking relationships as defined by the rules adopted by the SEC and no officer, former officer or employee of the Company is a member of the Compensation Committee.

First Business Financial Services, Inc. 2026 Proxy Statement | 46

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the NEOs for the years ended December 31, 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Corey A. Chambas	2025	$533,000	0	$312,837	$355,617	$0	$34,715	$1,236,169
Chief Executive Officer	2024	$554,667	0	$352,781	$289,367	$0	$32,268	$1,229,082
	2023	$610,000	0	$336,580	$310,969	$691,210	$29,990	$1,978,750
Brian D. Spielmann	2025	$340,000	0	$139,887	$181,534	—	$26,845	$688,265
Chief Financial Officer	2024	$308,333	0	$115,558	$126,828	—	$25,323	$576,043
	2023	$268,750	0	$97,009	$108,919	—	$24,222	$498,900
David R. Seiler	2025	$500,000	0	$234,628	$300,280	—	$48,284	$1,083,192
President & Chief Operating Officer	2024	$434,271	0	$151,603	$197,464	—	$45,994	$829,332
	2023	$375,000	0	$145,497	$166,073	—	$42,766	$729,335
Bradley A. Quade	2025	$341,550	0	$120,322	$159,601	—	$46,013	$667,486
EVP & Chief Credit Officer	2024	$312,500	0	$99,398	$107,607	—	$42,458	$561,963
	2023	$276,000	0	$91,327	$93,386	—	$45,797	$506,510
James E. Hartlieb	2025	$315,000	0	$110,985	$147,195	—	$47,308	$620,487
President & CEO – First Business Bank	2024	$300,000	0	$99,398	$103,303	—	$43,270	$545,970
	—	—	—	—	—	—	—	—
(1)
Includes the value of RSUs and PRSUs awarded for 2025. Amounts are the grant date fair value in accordance with applicable accounting guidance (i.e. target for PRSUs awarded in 2025). The total grant date fair value for the PRSUs at maximum for each NEO is as follows: Chambas $285,402; Spielmann $127,594; Seiler $214,052; Quade $109,770; Hartlieb $101,066.
(2)
The amounts reported in the "Non-equity incentive plan compensation" column were earned under the Annual Bonus Plan in the calendar year reported. The Board defined specific threshold, target, and superior award opportunities as a percentage of salary for each NEO. The specific percentages were based on the individual NEO’s position and competitive market data for similar positions. The 2025 awards were contingent primarily on performance relative to goals as described on pages 39 through 40. The performance criteria were equally weighted and reflect the Company’s strategic objectives.
(3)
These amounts reflect the aggregate change in the actuarial present value of Mr. Chambas' retirement benefit set forth in his employment agreement.
(4)
The amounts for 2025 set forth in the "All other compensation" column include a 3.0% 401(k) plan matching contribution, an auto use/reimbursement payment, a 4.67% discretionary 401(k) profit sharing contribution, and a club membership.

All Other Compensation

Name	401(k)	Auto Use/Reimbursement	Profit Sharing	Country Club Membership	Total
Corey A. Chambas	$10,500	$7,870	$16,345	—	$34,715
Brian D. Spielmann	$10,500	—	$16,345	—	$26,845
David R. Seiler	$10,500	$4,200	$16,345	$17,239	$48,284
Bradley A. Quade	$10,500	—	$16,345	$19,168	$46,013
James E. Hartlieb	$10,500	$4,200	$16,345	$16,263	$47,308

First Business Financial Services, Inc. 2026 Proxy Statement | 47

Grant of Plan-Based Awards

The following table shows grants of plan-based awards made in 2025. Equity and non-equity grants are awarded as part of the annual compensation process and as part of employment offers for new hires.

		Estimated future payouts under non-equity incentive plan awards(1) ($)			Estimated future payouts under equity incentive plan awards (PRSUs)(2) (#)			All other stock awards: Number of shares of stock or units (RSUs)(3) (#)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Corey A. Chambas	2/16/2025	—	—	—	1,560	3,120	6,240	—	$203,096
	2/16/2025	—	—	—	—	—	—	2,080	$109,741
	1/27/2025	$53,300	$266,500	$533,000	—	—	—	—	—
Brian D. Spielmann	2/16/2025	—	—	—	698	1,395	2,790	—	$90,820
	2/16/2025	—	—	—	—	—	—	930	$49,067
	1/27/2025	$34,000	$136,000	$272,000	—	—	—	—	—
David R. Seiler	2/16/2025	—	—	—	1,170	2,340	4,680	—	$152,322
	2/16/2025	—	—	—	—	—	—	1,560	$82,306
	1/27/2025	$50,000	$225,000	$450,000	—	—	—	—	—
Bradley A. Quade	2/16/2025	—	—	—	600	1,200	2,400	—	$78,114
	2/16/2025	—	—	—	—	—	—	800	$42,208
	1/27/2025	$34,155	$119,543	$239,085	—	—	—	—	—
James E. Hartlieb	2/16/2025	—	—	—	553	1,105	2,210	—	$71,942
	2/16/2025	—	—	—	—	—	—	740	$39,042
	1/27/2025	$31,500	$110,250	$220,500	—	—	—	—	—
(1)
These amounts illustrate the threshold, target, and maximum annual cash bonus awards established under the Annual Cash Bonus Plan.
(2)
The ultimate number of PRSUs that will vest will be determined by the Company’s performance over the three-year measurement period ending on December 31, 2028. See section titled "Long-Term Incentive Plan" beginning on page 40 for additional details on the awards granted to NEOs.
(3)
The RSUs vest ratably over a three-year period. See section titled "Long-Term Incentive Plan" beginning on page 40 for additional details on the awards granted to NEOs.

First Business Financial Services, Inc. 2026 Proxy Statement | 48

2019 Equity Incentive Plan. The First Business Financial Services, Inc. 2019 Equity Incentive Plan, as amended from time to time, (the "2019 Plan") is intended to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make or are expected to make important contributions to the Company, its subsidiaries or affiliates. The Compensation Committee believes that equity awards serve to align the NEOs’ interests with the interests of shareholders. Under the 2019 Plan, the Company may issue a wide variety of forms of equity incentives, as deemed appropriate by the Compensation Committee. The Compensation Committee typically grants equity awards to each NEO on an annual basis as part of the overall performance appraisal process. The Compensation Committee grants equity awards to encourage the NEOs to stay with, and maximize the performance of, the Company over the long-term and to discourage excessive focus on short-term metrics at the expense of the long-term health of the organization.

Additional information regarding the types of awards granted under the 2019 Plan, vesting terms, and dividend equivalents is discussed in the Long-Term Incentive Plan and Potential Payments Upon Termination or Change in Control sections.

Annual Bonus Plan. The Bonus Plan provides opportunities for bonus payments based on the Company’s performance as measured by revenue growth goals, operating profitability goals and goals relating to strategic objectives as further described on page 39.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding stock awards held by the NEOs at December 31, 2025.

STOCK AWARDS
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Corey A. Chambas	2/16/2025	2,080(2)	$112,944	6,240(6)	$338,832
	2/16/2024	2,343(3)	$127,225	10,540(7)	$572,322
	2/16/2023	1,177(4)	$63,911	10,370(8)	$563,091
Brian D. Spielmann	2/16/2025	930(2)	$50,499	2,790(6)	$151,497
	2/16/2024	770(3)	$41,811	3,460(7)	$187,878
	2/16/2023	297(4)	$16,127	3,190(8)	$173,217
	2/16/2022	160(5)	$8,688
David R. Seiler	2/16/2025	1,560(2)	$84,708	4,680(6)	$254,124
	2/16/2024	1,006(3)	$54,626	4,530(7)	$245,979
	2/16/2023	449(4)	$24,381	4,780(8)	$259,554
Bradley A. Quade	2/16/2025	800(2)	$43,440	2,400(6)	$130,320
	2/16/2024	660(3)	$35,838	2,970(7)	$161,271
	2/16/2023	330(4)	$17,919	2,740(8)	$148,782
James E. Hartlieb	2/16/2025	740(2)	$40,182	2,210(6)	$120,003
	2/16/2024	660(3)	$35,838	2,970(7)	$161,271
	2/16/2023	329(4)	$17,865	2,730(8)	$148,239
(1)
Value is based on $54.30 which was the closing price per share on December 31, 2025.
(2)
Award vests ratably over 3 years with future vesting dates of February 16, 2026, 2027, and 2028.
(3)
Award vests ratably over 3 years with future vesting dates of February 16, 2026 and 2027.
(4)
Award vests ratably over 3 years with future vesting date of February 16, 2026.
(5)
Award vests equally over 4 years with future vesting dates of February 16, 2026.
(6)
PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2027. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2028).

First Business Financial Services, Inc. 2026 Proxy Statement | 49

(7)
PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2026. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2027).
(8)
PRSUs, reported at maximum performance, are earned following the performance period ending December 31, 2025. Performance results will be certified and resulting payout of Shares will be made in the following calendar year (2026). As of the date of this Proxy Statement, the actual number of shares was unknown.

Option Exercises and Stock Vested in 2025

The following table sets forth information concerning the vesting of stock awards in 2025 by the NEOs.

STOCK AWARDS
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Corey A. Chambas	3,474(1)	$183,288
	10,240(2)	$461,210
Brian D. Spielmann(3)	1,055(1)	$55,662
	— (3)	— (3)
David R. Seiler	1,376(1)	$72,598
	4,530(2)	$204,031
Bradley A. Quade	994(1)	$52,443
	2,770(2)	$124,761
James E. Hartlieb(3)	1,950(1)	$102,003
	2,710(2)	$122,058
(1)
Includes the vesting of RSAs and RSUs.
(2)
Includes the vesting of PRSUs.
(3)
Mr. Spielmann was not an executive officer at the time the 2022 PRSU grant was made.

Pension Benefits

Mr. Chambas is the only NEO entitled to a defined pension benefit, which is payable pursuant to Mr. Chambas’ Second Amended and Restated Agreement. Under his agreement, Mr. Chambas is eligible to receive an "Early Retirement Benefit" (as defined in the section below titled "Corey A. Chambas Employment Agreement") because he provided one year’s written notice of his early retirement, and he also would have become eligible to receive the "Normal Retirement Benefit" (as defined in the section below titled "Corey A. Chambas Employment Agreement") if he continued to provide services to the Company and/or FBB until the age of 65. A description of the Early Retirement Benefit and Normal Retirement Benefit (including details of the calculation thereof) can be found in the section titled "Corey A. Chambas Employment Agreement."

Pension Benefit Table for 2025

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(1)	Payments during last fiscal year ($)
Corey A. Chambas	The Second Amended and Restated Agreement	32	$4,634,854	$0
(1)
Represents the present value of the accumulated benefit as of December 31, 2025. Monthly charges are made to accrue for the post-retirement benefit obligation in a systematic and orderly way using an appropriate discount rate, such that the accrued liability balance at the participant’s retirement date will be equal to the then present value of the benefits promised under the agreement. In accordance with applicable disclosure regulations, for 2025, the Company assumed: that Mr. Chambas would begin payments for his early retirement benefit after attaining age sixty-four (64); payment of the early retirement benefit annually for ten (10) years; and a six percent (6.0%) discount rate. The projected accumulated benefit as of December 31, 2025, was calculated in accordance with the methodology set forth in the section below titled "Corey A. Chambas Employment Agreement" using data as of December 31, 2025.

First Business Financial Services, Inc. 2026 Proxy Statement | 50

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into an employment agreement with Mr. Chambas providing for various payments and benefits in the event of a change in control and certain terminations of employment. The remainder of our NEOs have entered into change in control agreements with the Company providing for various payments and other benefits in the event of certain terminations of employment following a change in control. Additionally, all the NEOs have received equity grants pursuant to the 2019 Plan that contain vesting provisions that are triggered upon a change of control of the Company and/or certain terminations of employment. The below describes and illustrates those various arrangements and the effect of a termination of employment and/or change in control upon amounts payable under those arrangements.

Corey A. Chambas Employment Agreement

Mr. Chambas is party to an employment agreement pursuant to which he serves as the CEO of the Company. His employment agreement was last amended and restated as of February 3, 2023 ("Agreement"). Following a termination of his employment, the Agreement provides Mr. Chambas with severance or retirement benefits, as determined based on the facts and circumstances surrounding his termination, as described below.

Normal Retirement Benefit. Upon a termination of employment, other than a termination by the Company and/or FBB for cause, on or after the date Mr. Chambas attains the age of 65, the Company and/or FBB will be obligated to pay Mr. Chambas the normal retirement benefit annually for ten years. The amount of the normal retirement benefit is equal to the greatest of the "Normal Retirement Benefit" (as defined below) as calculated for the year of retirement and each of the immediately preceding three years (all years, a "calculation year"). The "Normal Retirement Benefit" means the amount for each calculation year equal to 60% of the aggregate of: (i) Mr. Chambas’ then-current annual base salary for the calculation year plus, (ii) the greater of (x) his target bonus for the calculation year, (y) the average of his actual bonuses for the two years preceding the calculation year, or (z) the average of his actual bonuses for the three years preceding the calculation year. Because he is not yet 65 years old, Mr. Chambas is not yet eligible to receive the Normal Retirement Benefit. Because Mr. Chambas' upcoming retirement in May 2026 will occur prior to his reaching age 65, he will not be entitled to this benefit.

Early Retirement Benefit. The Agreement also provides for an "Early Retirement Benefit" (as defined below) upon Mr. Chambas’ retirement prior to age 65. In order to elect the Early Retirement Benefit, Mr. Chambas must provide the Company and/or FBB with at least one year’s prior written notice of his early retirement, which he has done. Following his early retirement date, the Company and/or FBB will be obligated to pay Mr. Chambas an Early Retirement Benefit annually for ten years. The amount of the Early Retirement Benefit is equal to the Normal Retirement Benefit multiplied by a fraction, the numerator of which is the number of consecutive years Mr. Chambas has been employed with the Company and/or FBB as of his early retirement and the denominator of which is 34. As of December 31, 2025, Mr. Chambas had been employed with the Company and/or FBB for 32 consecutive years.

Involuntary Termination Benefit. Because Mr. Chambas is now eligible for the Early Retirement Benefit, if his employment is terminated by the Company other than for cause before he becomes eligible for the Normal Retirement Benefit and at any time prior to a change in control or more than two years after a change in control then he will be entitled to the Early Retirement Benefit in lieu of any severance. The benefit will be paid to Mr. Chambas annually for ten years following his termination of employment.

First Business Financial Services, Inc. 2026 Proxy Statement | 51

Change in Control Benefit. Mr. Chambas is entitled to a change in control benefit if, within two years after a change in control of the Company and/or FBB, one of the following occurs:

•
The Company and/or FBB terminate Mr. Chambas’ employment without cause; or
•
Mr. Chambas terminates his employment for "good reason" which means:
o
Mr. Chambas terminates his employment within 90 days after being required to relocate his primary office location to a new location that is more than 30 miles from his current primary office location; or
o
Mr. Chambas terminates his employment within 90 days after his position, compensation, or the budget over which he has control are materially diminished, he is required to report to anyone other than the Company’s Board or the Company and/or FBB materially breaches his Agreement.

The amount of the benefit payable to Mr. Chambas will be equal to the Early Retirement Benefit or Normal Retirement Benefit that would otherwise be due if Mr. Chambas had elected to retire as of the date of his termination. The change in control benefit is further subject to a provision that is intended to ensure that no payments to Mr. Chambas will be nondeductible to the Company and/or FBB pursuant to Section 280G of the Internal Revenue Code.

Death and Disability Benefits. The Agreement also provides for death and disability benefits. In the event Mr. Chambas dies or becomes disabled while employed by the Company and/or FBB, the Company and/or FBB will pay to Mr. Chambas or his beneficiary or estate a benefit annually for ten years. The amount of the death and disability benefit is equal to the Early Retirement Benefit or the Normal Retirement Benefit Mr. Chambas would have received, had he retired the day before his death or disability.

Restrictive Covenants. Under the Agreement, Mr. Chambas is prohibited from competing with the Company and/or FBB or any of its affiliates and from soliciting their employees for a period of two years after the termination of his employment. In determining whether payments due in connection with a change in control are parachute payments, the Company and/or FBB may assign a value to these restrictive covenants and such value could be excluded from the amounts that are deemed to be parachute payments subject to Internal Revenue Code Section 280G.

Consulting Services. The Agreement also provides that, if Mr. Chambas’ termination of employment results from anything other than his death, disability, or a termination by the Company for cause, he will provide consulting services to the Company and/or FBB. In any case where Mr. Chambas is receiving either the Early Retirement Benefit or the Normal Retirement Benefit, he will be obligated to provide consulting services for the duration of the payment period for such benefits. In all other cases, Mr. Chambas will be required to provide the consulting services for a period of two years following his termination of employment. Mr. Chambas will receive $5,000 per year for performing the consulting services.

Change in Control Agreements (All NEOs other than Mr. Chambas)

As is more fully described below, all the NEOs except for Mr. Chambas, are subject to change in control agreements with the Company which are described below. For purposes of this section only, NEOs refers to all of the NEOs except for Mr. Chambas. These change in control agreements were in effect on December 31, 2025, and provide for payments and benefits to a terminating NEO following a change in control of the Company. Benefits under the change in control agreement are triggered by a change in control of the Company and the agreement requires the Company to make payment of severance benefits to an NEO if, within 12 calendar months of a change in control of the Company, the NEO’s employment is terminated by the Company without cause or the NEO resigns due to a mandatory relocation in excess of 100 miles from the NEO's principal job location or a material reduction in the NEO's base salary, authorities, duties or responsibilities ("good reason").

First Business Financial Services, Inc. 2026 Proxy Statement | 52

If the NEO becomes entitled to severance benefits, the Company is obligated to pay to and provide them with:

•
if the NEO is employed for the entire calendar year, the amount payable under the Bonus Plan then in effect that had not been paid to the NEO prior to their termination;
•
a severance payment equal to:
o
any amount payable to the NEO under the Bonus Plan then in effect;
o
a cash amount equal to one or two times the NEO’s annual base salary payable in four installments over the one or two years following termination;
o
a cash amount equal to the greater of (a) the NEO’s then current target opportunity established under the Bonus Plan; or (b) their target Bonus Plan opportunity in effect prior to the change in control; and
•
the continuation of the NEO’s health insurance coverage for 18 months from the effective date of termination.

Additionally, an NEO is prohibited from competing with the Company or any of its affiliates, and from soliciting their employees, for a period of one or two years after the termination of their employment.

The severance benefits are subject to potential reduction if it is determined that the payments of such benefits would be deemed to be excess parachute payments under Section 280G of the Internal Revenue Code. The amount of the severance benefits will be reduced below the threshold for an excess parachute payment if such a reduction would result in an increase in the aggregate benefits to be provided on an after-tax basis, to the executive.

RSAs and RSUs

As of December 31, 2025, the NEOs held unvested RSAs and RSUs granted under the 2019 Plan. Upon an NEO’s termination of employment due to death or disability, they will become fully vested in their RSAs or RSUs. All RSAs or RSUs granted prior to 2023 will become fully vested upon either (i) a change in control if the NEO is still employed at such time or (ii) upon a change of control if the NEO’s employment terminated within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. For RSAs and RSUs granted in 2022 and after, such RSAs and RSUs will become fully vested upon the NEO’s termination of employment without cause within the 24-month period following a change in control. For RSUs granted in 2023 and after, upon an NEO's retirement (generally, an NEO who is age 60 with 10 years of service who has provided the CEO or Board at least one year advance notice of their retirement), any unvested RSUs which are granted more than one year prior to such a retirement will continue to vest after such retirement.

RSAs or RSUs are forfeited upon the NEO’s termination of employment for reasons other than those described above.

PRSUs

As of December 31, 2023, the NEOs held unvested PRSUs granted under the 2019 Plan. PRSUs will vest on a prorated basis as of the date of death or disability. PRSUs will become fully vested upon the NEO’s termination of employment without cause within the 24-month period following a change in control. Further, upon the NEO's retirement (generally, an NEO who is age 60 with 10 years of service who has provided the CEO or Board at least one year advance notice of their retirement), any unvested PRSUs which are granted more than one year prior to such a retirement will continue to vest after such retirement.

PRSUs are forfeited upon the NEO’s termination of employment for reasons other than those described above.

Potential Payments and Benefits

The following tables set forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the NEOs, whose benefits are described on the previous page, could be entitled upon the NEO’s termination

First Business Financial Services, Inc. 2026 Proxy Statement | 53

of employment or a change in control of the Company. The tables assume a change in control and termination date (to the extent applicable) of December 31, 2025, and a price per share of $54.30, the closing price of the Company’s Common Stock on December 31, 2025. The NEOs’ employment agreement, change in control agreements and the 2019 Plan may limit the amount payable in the event of a change in control of the Company to the extent any payments would constitute an "excess parachute payment" under Internal Revenue Code Section 280G, but the following tables do not show any reduction in benefits due to such a limitation. The amounts shown in the following tables also assume that in a change of control, the acquiring or surviving company would have assumed all outstanding and unvested equity awards.

Corey A. Chambas (Chief Executive Officer)(1)

	For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability	Early Retirement(4)
Early Retirement Benefit(5)	—	$5,940,833	$5,940,833	$0	$5,940,833	$5,940,833	$5,940,833
Accelerated or Continuing Vesting of RSAs/RSUs	—	$0	$304,080	$0	$304,080	$304,080	$191,136
Accelerated or Continuing Vesting of PRSUs	—	$0	$528,792	$0	$528,792	$528,792	$472,320
Consulting Fees	—	$50,000	$50,000	$0	$0	$0	$50,000
Total	—	$5,990,833	$6,823,704	$0	$6,773,704	$6,773,704	$5,990,833

(1)
The Company is party to an amended and restated employment agreement with Mr. Chambas dated February 3, 2023.
(2)
A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3)
Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4)
Mr. Chambas is not yet age 65, and as previously disclosed, his retirement will occur in May 2026, prior to his reaching age 65. This column shows the benefits that would have been received if he were to retire as of December 31, 2025.
(5)
Mr. Chambas' Early Retirement Benefit was calculated in accordance with the terms of his employment agreement entered into in 2023 using December 31, 2025 data.

Brian D. Spielmann (Chief Financial Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$816,000	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$117,125	$8,688	$117,125	$117,125
Accelerated Or Continued Vesting of PRSUs	—	—	$174,484	$0	$174,484	$174,484
Health Benefits	—	—	$28,106	$0	$0	$0
Total	—	—	$1,135,716	$8,688	$291,609	$291,609

(1)
The Company is party to a change in control agreement with Mr. Spielmann dated April 1, 2023.
(2)
A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3)
Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4)
This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.

First Business Financial Services, Inc. 2026 Proxy Statement | 54

David R. Seiler (President & Chief Operating Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$1,225,000	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$163,715	$0	$163,715	$163,715
Accelerated Or Continued Vesting of PRSUs	—	—	$254,124	$0	$254,124	$254,124
Health Benefits	—	—	$0	$0	$0	$0
Total	—	—	$1,642,839	$0	$417,839	$417,839

(1)
The Company is party to a change in control agreement with Mr. Seiler dated November 14, 2016.
(2)
A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.
(3)
Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.
(4)
This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.

Bradley A. Quade (EVP & Chief Credit Officer)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$802,643	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$97,197	$0	$97,197	$97,197
Accelerated Or Continued Vesting of PRSUs	—	—	$149,868	$0	$149,868	$149,868
Health Benefits	—	—	$22,163	$0	$0	$0
Total	—	—	$1,071,871	$0	$247,065	$247,065

(1) The Company is party to a change in control agreement with Mr. Quade dated April 1, 2020.

(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.

(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.

(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.

First Business Financial Services, Inc. 2026 Proxy Statement | 55

James E. Hartlieb (President & CEO – First Business Bank)(1)

	Voluntary Termination or For Cause	Involuntary Termination (No Change in Control)	Involuntary Termination Or Good Reason (Following a Change in Control)(2)	Change in Control (no termination)(3)	Death	Disability
Severance Payment(4)	—	—	$740,250	$0	—	—
Accelerated or Continued Vesting of RSA/RSUs	—	—	$93,885	$0	$93,885	$93,885
Accelerated Or Continued Vesting of PRSUs	—	—	$147,877	$0	$147,877	$147,877
Health Benefits	—	—	$28,106	$0	$0	$0
Total	—	—	$1,010,118	$0	$241,762	$241,762

(1) The Company is party to a change in control agreement with Mr. Hartlieb dated January 30, 2025.

(2) A termination for "good reason" trigger following a change in control is not applicable to equity awards. It has been assumed that all PRSUs will vest at the target level of performance.

(3) Amounts reported in this column assume the occurrence of a change in control and either (i) no termination of employment in connection with the change in control, or (ii) a termination of employment within the 30-day period prior to the change in control and such termination was not due to a termination for cause or the NEO’s voluntary resignation. It has been assumed that all PRSUs will vest at the target level of performance.

(4) This amount is only payable upon an involuntary termination or termination for good reason within 12 months following a change in control.

First Business Financial Services, Inc. 2026 Proxy Statement | 56

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to "covered employees" in any tax year. Covered employees for a tax year generally include the corporation’s CEO, Chief Financial Officer ("CFO") and each of its three most highly compensated NEOs (other than the CEO and CFO) for such tax year, regardless of whether they are in service as of the end of such tax year. We expect that compensation payable to our NEOs in excess of $1 million will not be deductible by the Company unless it qualifies for limited transition relief.

CEO Pay Ratio

The Company is required under SEC regulations to disclose the ratio of the CEO’s annual total compensation to the total annual compensation of the Median Employee, as determined in accordance with the regulations.

In determining the Median Employee, a list of all full-time and part-time employees, exclusive of the Company’s CEO, Mr. Chambas, was prepared based on active employees included in the Company’s payroll system as of October 1, 2023. Salaries and wages were annualized for those employees that were not employed for the full year of 2023. Salaries and wages were ranked from lowest to highest and the salary of the Median Employee was selected from the list. The total annual compensation of the Median Employee was then calculated in the same manner as the total compensation disclosed for Mr. Chambas in the Summary Compensation Table shown on page 47.

The SEC rule for Pay Ratio permits companies to make the Median Employee determination only once every three years if there has been no change in the Company’s employee population or employee compensation arrangement that the Company reasonably believes would result in a significant change to its pay ratio disclosure. The Company has not experienced changes in its employee population or compensation arrangements that it reasonably believes would result in a significant change to the pay ratio disclosure and therefore has continued to use the previously identified median employee.

The ratio of compensation of the CEO to the Median Employee’s compensation is as follows:

Annual total compensation of Mr. Chambas, CEO(1):	$1,236,169
Annual total compensation of the Median Employee(2):	$114,192
Ratio of CEO to Median Employee compensation:	11:1

(1)
Annual total compensation of the Company’s CEO as disclosed in the Summary Compensation Table
(2)
Annual total compensation of the Median Employee consisted of salary, annual bonus, and Company 401(k) match and discretionary plan contribution as of December 31, 2025

First Business Financial Services, Inc. 2026 Proxy Statement | 57

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer ("PEO") and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(¹)(²)(³) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Thousands)	Return on Average Assets
					TSR ($)	Peer Group TSR ($)
2025	1,236,169	2,649,852	764,858	925,299	335.22	196.00	50,319	1.24%
2024	1,229,082	1,927,809	628,327	705,822	279.17	147.85	44,245	1.20%
2023	1,978,750	2,422,445	475,638	659,922	235.71	107.76	37,027	1.13%
2022	1,835,629	2,407,904	630,011	864,228	208.72	108.73	40,858	1.46%
2021	1,629,663	2,424,342	562,326	883,253	162.83	138.33	35,755	1.37%

(1)
Corey A. Chambas was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Edward G. Sloane, Jr.	Edward G. Sloane, Jr.	Edward G. Sloane, Jr.	Brian D. Spielmann	Brian D. Spielmann
David R. Seiler	David R. Seiler	Brian D. Spielmann	David R. Seiler	David R. Seiler
Mark J. Meloy	Mark J. Meloy	David R. Seiler	Bradley A. Quade	Bradley A. Quade
Bradley A. Quade	Bradley A. Quade	Mark J. Meloy	James E. Hartlieb	James E. Hartlieb
Bradley A. Quade

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	1,236,169	—	(312,837)	977,036	749,484	2,649,852
2024	1,229,082	—	(352,781)	523,452	528,056	1,927,809
2023	1,978,750	(691,210)	(336,580)	489,453	982,032	2,422,445
2022	1,835,629	(399,848)	(336,093)	341,316	966,900	2,407,904
2021	1,629,663	(400,697)	(311,904)	265,893	1,241,387	2,424,342

First Business Financial Services, Inc. 2026 Proxy Statement | 58

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	764,858	—	(151,455)	—	311,896	925,299
2024	628,327	—	(116,489)	—	193,984	705,822
2023	475,638	—	(85,032)	—	269,316	659,922
2022	630,011	—	(113,090)	—	347,307	864,228
2021	562,326	—	(109,275)	—	430,202	883,253

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	395,567	311,207	—	42,710	—	—	749,484
2024	593,955	6,066	—	(71,965)	—	—	528,056
2023	462,821	159,402	—	359,809	—	—	982,032
2022	480,790	350,123	—	135,987	—	—	966,900
2021	545,944	652,825	—	42,618	—	—	1,241,387

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	198,539	101,479	—	11,878	—	—	311,896
2024	196,224	13,182	—	(15,422)	—	—	193,984
2023	117,508	46,801	—	105,007	—	—	269,316
2022	173,325	129,057	—	44,925	—	—	347,307
2021	201,133	212,231	—	16,839	—	—	430,202

(4)
The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Bank Index (“KBW Bank Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW Bank Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the KBW Bank Index. Historical stock performance is not necessarily indicative of future stock performance.

First Business Financial Services, Inc. 2026 Proxy Statement | 59

The following charts display the relationship between Compensation Actually Paid and cumulative total shareholder return, net income, and return on average assets.

Compensation Actually Paid vs. Cumulative TSR
$3,200
$2,400
$1,600
$800
$0
Compensation Actually Paid ($ in 000s)
$375
$300
$225
$150
$75
$0
Total Shareholder Return
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
FBIZ TSR
KBW Bank Index TSR

Compensation Actually Paid vs. Net Income ($ in 000s)
Compensation Actually Paid ($ in 000s)
Net Income
$3,200
$2,400
$1,600
$800
$0
$64,000
$48,000
$32,000
$16,000
$0
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
Net Income

First Business Financial Services, Inc. 2026 Proxy Statement | 60

Compensation Actually Paid vs. ROAA
Compensation Actually Paid ($ in 000s)
ROAA
$3,200
$2,400
$1,600
$800
$0
2.00%
1.50%
1.00%
0.50%
0.00%
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Avg. NEO Compensation Actually Paid
ROAA

Tabular List of Most Important Financial (and Non-Financial) Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked in order of importance.

Total Shareholder Return ("TSR")
Return on Average Tangible Common Equity ("ROATCE")
Return on Average Assets ("ROAA")
Operating Revenue
Efficiency Ratio

Equity Awards Grant Policies

Equity awards are discretionary, and the Compensation Committee generally determines and approves equity grants to the NEOs and the related vesting schedules at its regularly scheduled meeting in January each year, subject to ratification by the Board. The Compensation Committee may also make grants to NEOs at other times during the year, as it deems appropriate. The Company does not currently grant stock options to NEOs or other employees. The Compensation Committee did not take the existence of material nonpublic information into account when determining the timing and terms of equity awards in 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity-based compensation award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

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The Audit Committee has selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. Although not required to be submitted to a shareholder vote, the Board believes it appropriate to obtain shareholder ratification of the Audit Committee’s action in appointing Crowe LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the shareholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the Board will ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm at their first meeting after the Annual Meeting. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Abstentions will not affect the voting results for this proposal. It is not anticipated that there will be any broker non-votes for this proposal, since this proposal is considered a routine matter under applicable rules.

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REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management, under the supervision of the CEO and CFO, is responsible for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including: a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which firm is responsible for expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and the SEC. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by the applicable requirements of the PCAOB and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed and discussed together with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended December 31, 2025 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s audit of internal control over financial reporting. The Audit Committee discussed with the Company’s third-party internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the third-party internal audit firm and the independent registered public accounting firm, with and without management present, to discuss: the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Company with the SEC. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such.

AUDIT COMMITTEE:

Ralph R. Kauten, Audit Committee Chair

Jason R. Graham

Jerry L. Kilcoyne

W. Kent Lorenz

First Business Financial Services, Inc. 2026 Proxy Statement | 63

MISCELLANEOUS

Independent Registered Public Accounting Firm

Crowe LLP acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 through December 31, 2025. The Audit Committee is solely responsible for the selection, retention, oversight, and, when appropriate, termination of the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

The fees paid to Crowe LLP for the years ended December 31, 2025 and 2024 are included below for reference.

	2025	2024
Audit Fees(1)	$596,628	$558,528
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$159,034	$175,058
All Other Fees	$0	$0
Total	$755,662	$733,586
(1)
Audit Fees consist of fees incurred in connection with the audit of annual financial statements, the audit of internal control over financial reporting, the review of interim financial statements included in the quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC and reports on internal controls.
(2)
Audit-Related Fees consist of fees incurred that were reasonably related to the performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees.
(3)
Tax Fees include fees for income tax return preparation, tax compliance, quarterly estimated payments, and provision-to-return adjustments. During 2023 and 2024, additional fees were incurred to file sales and use tax returns and other tax return related assistance.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more members when appropriate to grant such pre-approvals, provided that the decisions of such members to grant pre-approvals are presented to the Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policy does not permit the delegation of the Audit Committee’s responsibilities to management. During 2025, there were $34,525 in fees approved for services by the independent registered public accounting firm pursuant to the de minimis exception under the SEC’s rules.

Related Party Transactions

Under its written charter, the Audit Committee is responsible for reviewing related party transactions and potential conflicts of interest. In conducting its review, the Audit Committee will take into account all relevant factors, including (1) the impact, if any, on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director has a significant role or interest; (2) whether the proposed transaction is on terms that are comparable to the terms available to unrelated third parties or to our employees generally; (3) the material terms of the transaction; (4) the availability of other sources for comparable services or products (if applicable); and (5) the potential benefits to the Company. The Company’s executive officers and directors and their associates have been, and the Company anticipates that they will continue to be Bank clients, in the ordinary course of business, which includes maintaining deposit, trust and other fiduciary accounts and obtaining loans. The Bank has granted

First Business Financial Services, Inc. 2026 Proxy Statement | 64

various types of loans to the Company’s executive officers and directors, and to entities controlled by them. As of December 31, 2025, such loans: (i) were made consistent with similar practices in the banking industry generally; (ii) were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other clients not related to the Bank; (iii) did not involve more than the normal risk of collectability or present other unfavorable features; (iv) and were subject to and made in accordance with Regulation O. All extensions of credit made to the Company’s directors have been and will continue to be approved by the Bank's Board of Directors as insider loans under Regulation O requirements. Certain affiliates (as defined under applicable SEC regulations) of Mr. Kauten participated in the Company's September 2024 offering of $20 million in aggregate principal amount of 7.5% Subordinated Debentures as follows: Erica E. Kauten Revocable Trust (spouse) - $1 million, Carolin Kauten (daughter) - $1 million, and Christopher Kauten (son) - $1 million.

First Business Financial Services, Inc. 2026 Proxy Statement | 65

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 18, 2026 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table on page 47 (the NEOs); (iii) all of the directors, director nominees and executive officers (including the NEOs) as a group; and (iv) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned by such holder. The percentage of beneficial ownership shown in the following table is based on 8,325,376 shares of Common Stock outstanding as of February 18, 2026. For purposes of calculating each person’s or group’s percentage ownership, shares of Common Stock issuable pursuant to the terms of restricted stock awards vesting within 60 days after February 18, 2026 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Laurie S. Benson(1)	7,971	*
Corey A. Chambas(2)	131,012	1.6%
Carla C. Chavarria(3)	7,736	*
Jason R. Graham(4)	3,220	*
James E. Hartlieb	28,620	*
Ralph R. Kauten(5)	42,443	*
Jerry L. Kilcoyne(6)	65,981	*
W. Kent Lorenz(7)	17,139	*
Daniel P. Olszewski(8)	26,695	*
Bradley A. Quade	13,337	*
David R. Seiler(9)	31,300	*
Brian D. Spielmann(10)	3,738	*
All directors, nominees and executive officers as a group (17 persons)(11)	411,005	5.0%
5% Holders
BlackRock, Inc.(12)	505,631	6.1%
Dimensional Fund Advisors LP(13)	525,683	6.3%
The Vanguard Group(14)	449,280	5.4%

*Denotes less than 1%

(1)
Ms. Benson's total includes 4,426 shares held through a sole IRA.
(2)
Mr. Chambas' total includes 16,992 shares held through a 401(k) Plan.
(3)
Ms. Chavarria's total includes 4,191 shares held through a sole trust.
(4)
Mr. Graham's total includes 1,600 shares held through a sole IRA and 1,000 shares held in a joint trust with Mr. Graham's spouse.
(5)
Mr. Kauten's total includes 3,300 shares held through a sole IRA, 12,687 shares held by a family-owned LLC and 22,911 shares held through a sole trust.
(6)
Mr. Kilcoyne's total includes 11,800 shares held through a sole IRA and 50,636 shares held in a joint trust with his spouse.
(7)
Mr. Lorenz's total includes 2,520 shares held through a sole IRA, 2,896 shares held in a joint trust with his spouse, and 8,178 shares held solely by his spouse through an IRA.
(8)
Mr. Olszewski's total includes 23,150 shares held in trust by his spouse.
(9)
Mr. Seiler's total includes 27,031 shares held in a joint trust with his spouse.
(10)
Mr. Spielmann's total includes 601 shares held jointly with his spouse.
(11)
Includes 437 restricted shares over which the individuals have voting power but do not have investment power, 31,328 shares held by spouses of the group members, 5,095 shares held through direct joint ownership with spouses of the group members and 108,665 shares held in trusts of the group members, either directly or shared with a spouse.

First Business Financial Services, Inc. 2026 Proxy Statement | 66

(12)
Information based on Schedule 13G Amendment No. 3, filed with the SEC on April 24, 2025 by BlackRock, Inc. According to the Schedule 13G Amendment No. 3, BlackRock, Inc. had sole voting power with respect to 496,539 shares, and sole dispositive power with respect to 505,631 shares. According to the Schedule 13G Amendment No. 3, their principal business office is 50 Hudson Yards, New York, NY 10001.
(13)
Information based on Schedule 13G Amendment No. 3, filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP. According to the Schedule 13G Amendment No. 3, Dimensional Fund Advisors LP had sole voting power with respect to 515,933 shares, and sole dispositive power with respect to 525,683 shares. According to the Amended Schedule 13G, their principal business office is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(14)
Information based on Schedule 13G, filed with the SEC on March 31, 2025 by The Vanguard Group. According to the Schedule 13G, The Vanguard Group had sole voting power with respect to 0.00 shares, and sole dispositive power with respect to 443,100 shares. According to the Schedule 13G, their principal business office is 100 Vanguard Blvd., Malvern, PA 19355.

First Business Financial Services, Inc. 2026 Proxy Statement | 67

OTHER MATTERS

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders, proxy statement, and Notice of Internet Availability of Proxy Materials. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders, proxy statement, and/or Notice of Internet Availability of Proxy Materials to any shareholder at a shared address to which a single copy of each document was delivered. Similarly, if shareholders sharing an address wish to receive a single copy of future notices, proxy statements or annual reports, the Company will comply upon receipt of such request. Shareholders may notify the Company of their requests by writing Lynn Ann Arians, Corporate Secretary, First Business Financial Services, Inc., 401 Charmany Drive, Madison, Wisconsin 53719 or calling her at 608-238-8008.

Shareholder Proposals

Proposals that shareholders of the Company intend to include in the Company’s proxy statement for the 2027 annual meeting and present at the 2027 annual meeting pursuant to SEC Rule 14a-8 must be received by the Company by the close of business on November 5, 2026. In addition, a shareholder who otherwise intends to present business at the 2027 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s Amended and Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Amended and Restated By-Laws, to the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the previous year’s annual meeting (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the Amended and Restated By-Laws, if the Company does not receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2027 annual meeting but do not intend to include in the Company’s proxy statement for such meeting) on or after January 24, 2027 and on or prior to February 23, 2027, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2027 annual meeting. If such proposal is presented at the 2027 annual meeting but not included in the proxy statement, then the persons named in proxies solicited by the Board for the 2027 annual meeting may exercise discretionary voting power with respect to such proposal.

In addition to satisfying the foregoing requirements under our Amended and Restated By-Laws, to comply with the universal proxy rules for the 2027 annual meeting, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by February 23, 2027.

First Business Financial Services, Inc. 2026 Proxy Statement | 68

APPENDIX A

Non-GAAP Reconciliations

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

Tangible Book Value

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Common stockholders’ equity	$359,593	$346,327	$332,803	$324,071	$316,597
Less: Goodwill and other intangible assets	(11,985)	(12,041)	(12,049)	(12,058)	(11,912)
Tangible common equity	$347,608	$334,286	$320,754	$312,013	$304,685
Common shares outstanding	8,325,376	8,324,387	8,323,470	8,301,967	8,293,928
Book value per share	$43.19	$41.60	$39.98	$39.04	$38.17
Tangible book value per share	41.75	40.16	38.54	37.58	36.74

Return on Average Tangible Common Equity

"Return on average tangible common equity” (“ROATCE”) is a non-GAAP measure representing net income available to common shareholders divided by average tangible common equity. “Average tangible common equity” itself is a non-GAAP measure representing average total stockholders’ equity reduced by average preferred stock and average goodwill and other intangible assets. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in a profitability metric that is comparable across the industry and are interested in how effectively the Company is generating profits from tangible capital. The information provided below reconciles average tangible common equity to its most comparable GAAP measure.

(Unaudited)	As of and for the Twelve Months Ended
(Dollars in thousands)	December 31, 2025	December 31, 2024
Average stockholders’ equity	$348,137	$306,394
Less: average preferred stock	(11,992)	(11,992)
Less: average goodwill and other intangible assets	(11,985)	(11,912)
Average tangible common equity (b)	$324,160	$282,490
Net income available to common shareholders (a)	$49,444	$43,370
ROATCE (a)/(b)	15.25%	15.35%

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Efficiency Ratio & Pre-Tax, Pre-Provision Adjusted Earnings

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income minus any realized securities losses or gains or other discrete items that are unrelated to the Company’s primary business activities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total non-interest expense	$24,130	$25,700	$24,968	$24,719	$23,152	$99,519	$93,480
Less:
Net loss on repossessed assets	—	31	4	(8)	5	27	168
Impairment of tax credit investments	229	—	—	110	400	339	400
Contribution to First Business Charitable Foundation	—	234	—	—	—	234	—
SBA recourse (benefit) provision	—	(5)	(59)	—	(687)	(64)	(104)
Total operating expense (a)	$23,901	$25,440	$25,023	$24,617	$23,434	$98,983	$93,016
Net interest income	$34,762	$34,886	$33,784	$33,258	$33,148	$136,690	$124,206
Total non-interest income	7,461	9,640	7,255	7,579	8,005	31,937	29,251
Less:
Net loss on sale of securities	—	—	—	—	—	—	(8)
Bank owned life insurance claim	—	234	—	—	—	234	—
Adjusted non-interest income	7,461	9,406	7,255	7,579	8,005	31,703	29,259
Total operating revenue (b)	$42,223	$44,292	$41,039	$40,837	$41,153	$168,393	$153,465
Efficiency ratio	56.61%	57.44%	60.97%	60.28%	56.94%	58.78%	60.61%

Pre-tax, pre-provision adjusted earnings (b - a)	$18,322	$18,852	$16,016	$16,220	$17,719	$69,410	$60,449
Average total assets	$4,181,341	$4,043,516	$3,928,087	$3,842,368	$3,746,608	$3,999,878	$3,626,273

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APPENDIX B

FIRST BUSINESS FINANCIAL SERVICES, INC.

2026 Equity Incentive Plan

Article 1 INTRODUCTION

Section 1.1 Purpose, Effective Date and Term. The purpose of this First Business Financial Services, Inc. 2026 Equity Incentive Plan is to promote the long-term financial success of First Business Financial Services, Inc. and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders. The "Effective Date" of the Plan is April 24, 2026, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a "Participant" in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2 AWARDS

Section 2.1 General. Any Award may be granted singularly or in combination with another Award (or Awards). Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide in a particular Award Agreement or other documentation. Subject to the provisions of Section 3.3(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a) Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b) Stock Appreciation Rights. A stock appreciation right (a "SAR") is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c) Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a

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combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options or SARs by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five (5) years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that to the extent permitted under Code Section 409A, and subject to Section 3.3(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashier’s check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Minimum Vesting Period. If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting shall not apply to Awards that in the aggregate do not exceed 5% of the total Share reserve set forth in this Section 3.2(a). If the right to become vested in an Award granted to an employee Participant is conditioned on the achievement of performance measures or other performance objectives, the required performance period over which achievement of such performance measures or objectives will be measured shall not be less than one (1) year.

Section 2.4 Dividends and Dividend Equivalents. In the sole discretion of the Committee, as may be set forth in any Award Agreement, any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award; provided, however, that any dividends or dividend equivalents shall be subject to vesting on the same terms of the underlying Award and will vest and be paid to a Participant, only if the underlying Shares subject to such Award vests.

Section 2.5 Forfeiture; Clawback

(a) Forfeiture and Repayment. Unless specifically provided to the contrary in an Award Agreement or except as otherwise provided by the Committee, upon notification of Termination of Service for Cause, or in the event the Participant breaches a non-competition, non-solicitation, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, or where the Committee determines, in its discretion, that the Participant has engaged in Improper Conduct, whether during or after the Participant’s Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(i) Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

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(ii) Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(iii) The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(iv) The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

(b) Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of the Executive Officer Compensation Recovery Policy, effective October 2, 2023 (the "Policy"), any applicable Company clawback policy, or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s application, implementation and enforcement of this Section 2.5(b), the Policy, and any similar policy established by the Company that may apply to Participant together with all other similarly situated Participants, whether adopted prior to or following the making of any Award, and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation. The Participant further agrees that the Company may take such actions as may be necessary to effectuate this Section 2.5(b), the Policy, any similar policy, and applicable law, without further consideration or action.

Section 2.6 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted, and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A ("Deferred Compensation"), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.

Article 3 SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 157,000 Shares plus that number of Shares remaining available for grant under the Prior Plan as of the date of Shareholder approval of the Plan as well as any Shares that are covered under a Prior Plan Award that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancellation or the like (all of which may be granted as ISOs). The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.3. As of the Effective Date, no further Awards shall be granted under the Prior Plan.

(b) Reuse of Shares. Any Shares subject to an Award that is canceled, forfeited, or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) Shares tendered in payment of a stock option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) Shares added back that have been repurchased by the Company using stock option exercise proceeds, or (iv) Shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

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Section 3.3 Corporate Transactions; No Repricing.

(a) Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to (b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.3(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b) No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Share price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.3(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.4 Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) Delivery of Shares. Any Shares granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(c) Participant’s Representations and Shareholders Agreement. The Company may require the Participant to execute an investment representation statement, in a form provided by the Company, or to execute and become a party to a Company shareholder agreement, as may be in effect on such date.

Article 4 CHANGE IN CONTROL

Section 4.1 Change in Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Subsidiary, or is subject to a policy of the Company, that discusses the effect of a change in control on the Participant’s Awards, then such agreement or policy shall control. In all other cases, unless provided in an Award Agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:

(a) If the purchaser, successor or surviving corporation (or parent thereof) in the Change in Control transaction (the "Survivor") so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions (subject to clause (c)), by the Survivor. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be

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made.

(b) To the extent the Survivor does not assume the Awards or issue replacement Awards as provided in clause (a), then the Committee may, in its discretion and without the consent of any Participant (or other person with rights in an Award) affected thereby, determine that, upon or immediately prior to the Change in Control, any or all outstanding Awards shall become vested and any or all outstanding Awards, whether or not then vested, shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) to be made within thirty (30) days of the Change in Control equal to:

(i) In the case of a stock option or an SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the stock option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award (provided that, if no such excess exists, then the stock option or SAR shall be cancelled without payment therefor);

(ii) In the case of restricted stock or restricted stock units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or equivalents, as applicable, subject to such Award; and

(iii) In the case of other Awards, an amount equal to the value of the Award.

Further, except as otherwise provided in the Award Agreement, in case of any Award that is subject to performance measures or objectives, the payout level of such Award that shall become vested under this Section 4.1(b) shall be the greater of (i) the Award payout at the target level of performance or (ii) the Award payout at the estimated level of expected performance if the Award were permitted to continue throughout the remaining performance period based on information available as of the date of the Change in Control ("Estimated Actual Performance"), as determined in the sole discretion of the Committee.

(c) In the event that the Survivor terminates the Participant’s employment or service without Cause within twelve (12) months following a Change in Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (a) and any Awards not cancelled in connection with the Change in Control pursuant to paragraph (b):

(i) Effective upon the date of the Participant’s Termination of Service, all outstanding Awards or replacement awards automatically shall vest; and

(ii) With respect to stock options or SARs, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such Termination of Service in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the Fair Market Value of the Shares on the date of such Termination of Service covered by the portion of the stock option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award; and

(iii) With respect to restricted stock or restricted stock units, at the election of the Participant, such Awards or replacement awards shall be cancelled as of the date of such Termination of Service in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the Fair Market Value of a Share on the date of such termination; and

(iv) With respect to other Awards, such Awards or replacement awards shall be cancelled as of the date of such Termination of Service in exchange for a payment in cash in an amount equal to the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per Share Change in Control price. The Committee shall determine the per Share Change in Control price paid or deemed paid in the Change in Control transaction. Further, except as otherwise provided in the Award Agreement, in case of any Award that is subject to performance measures or objectives, the payout level of such of Award that shall become vested under this Section 4.1(c) shall be the greater of (i) the Award payout at the target level of performance or (ii) the Award payout at the Estimated Actual Performance, as determined in the sole discretion of the Committee.

(d) If any Award accruing to a Participant under this Plan (without the application of this Section 4.1(d)), either

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alone or together with other payments or rights accruing to the Participant from the Company or a Subsidiary ("Total Payments"), would constitute a "parachute payment" (as defined in Code Section 280G), such Award shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 4.1(d) shall apply with respect to any Participant only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and federal income tax imposed by the Code, the Total Payments accruing to such Participant would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

Section 4.2 Definition of Change in Control.

(a) "Change in Control" shall occur on the first day that any one (1) or more of the following conditions shall have been satisfied, including, but not limited to, signing of documents by all parties and approval by all regulatory agencies, if required:

(i) A change in the ownership of the Company, which shall occur on the first date that any one (1) person (as such term is defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof) or more than one (1) person acting as a group (as defined below) becomes a beneficial owner of Voting Securities that, together with the Voting Securities then held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Voting Securities. However, if any one (1) person or more than one (1) person acting as a group is considered to own more than 50% of the total Fair Market Value or total voting power of the Voting Securities, the acquisition of additional Voting Securities by the same person or persons is not considered to cause a Change in Control. The term “persons acting as a group” shall not include any persons acting as a group solely because they purchase or own Voting Securities at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(ii) A change in the effective control of the Company, which shall occur on the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(iii) Any one (1) person, or more than one person acting as a group (as defined below), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an excluded transaction (as defined below). For purposes of this paragraph:

A.
"Gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.
B.
Persons will not be considered to be acting "as a group" solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.
C.
The term "excluded transaction" means any transaction in which assets are transferred to: (1) a Shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to Shares; (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (3) a person, or more than one (1) person acting as a group (as defined herein), that owns directly or indirectly, 50% or more of the total value or voting power of all the outstanding Voting Securities (determined after the asset transfer); or (4) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3) (determined after the asset transfer).

The term "Change in Control" as defined above shall be amended and construed in accordance with any guidance, rules and

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regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A, for any Award that is intended to comply with Code Section 409A.

Article 5 COMMITTEE

Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Shares), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Shares, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding the foregoing, in the case of the grant of an Award to a Director Participant the Board, rather than the Committee shall make such grant.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a) The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it; provided, that, no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of

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the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6 AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.3(a) and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2 Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.3 without further consideration or action.

Article 7 GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights. However, if a Participant receives a grant of restricted stock pursuant to the terms of the Plan, unless otherwise provided in the Award Agreement, said Participant shall have the rights of a Shareholder subject to the forfeiture and vesting provisions related to such Shares.

Section 7.2 Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution. The Committee shall have the discretion to permit the transfer of Awards.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time-to-time revoke or amend any such designation. Any designation of

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beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5 Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.7 Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction.

Section 7.8 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.9 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company acting at the direction of the Committee, the Board, or an officer with such authority, in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan (but only where the party seeking indemnification is a defendant in such claim, action, suit, or proceeding) and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.10 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.11 Governing Law; Waiver of Jury Trial.

(a) Governing Law. The Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law; and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Waukesha, Wisconsin.

(b) Waiver of Jury Trial. EXCEPT TO THE EXTENT PROHIBITED BY STATE LAW, AS A CONDITION OF

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PARTICIPATING IN THE PLAN, THE COMPANY AND THE PARTICIPANT IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS PLAN. EACH PARTICIPANT WILL BE REQUIRED TO CERTIFY AND ACKNOWLEDGE, IN AN AWARD AGREEMENT, THAT (A) NO REPRESENTATIVE OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) HE OR SHE HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) HE OR SHE MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) HE OR SHE HAS DECIDED TO EXECUTE THE AWARD AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11(b).

Section 7.12 Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.13 Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.14 Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two (2)-day delivery), or sent by prepaid overnight courier to the Company at the address set forth below:

First Business Financial Services, Inc.
Attention: Corporate Secretary

401 Charmany Drive

Madison, Wisconsin 53719

Such communications shall be deemed given:

(a) In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or

(b) In the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.

Section 7.15 Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Subsidiary without the consent of the Participant or any individual with a right to the Participant’s Award.

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Article 8 DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) "10% Shareholder" means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b) "Award" means an award under the Plan.

(c) "Award Agreement" means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

(d) "Board" means the Board of Directors of the Company.

(e) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term "Cause" has the meaning set forth in such agreement; and in the absence of such a definition, "Cause" means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f) "Change in Control" has the meaning ascribed to it in Section 4.2.

(g) "Code" means the Internal Revenue Code of 1986.

(h) "Committee" means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(i) "Company" means First Business Financial Services, Inc. a Wisconsin corporation.

(j) "Director Participant" means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.

(k) "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(l) "Effective Date" has the meaning ascribed to it in Section 1.1.

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(m) "Exchange Act" means the Securities Exchange Act of 1934.

(n) "Fair Market Value" means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Code Section 422.

(o) "Form S-8" means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor form thereto.

(p) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term "Good Reason" has the meaning set forth in such agreement; and in the absence of such a definition, "Good Reason" means the occurrence of any one (1) of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i) A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii) A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii) Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(q) "Improper Conduct" means the violation of the Company’s "Code of Business Conduct and Ethics" policy or the willful commission of an act of intentional fraud, theft or embezzlement or attempted theft or embezzlement of the Company’s money, property or assets, or criminal misconduct in the performance of a Participant’s duties.

(r) "ISO" means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(s) "Participant" has the meaning ascribed to it in Section 1.2.

(t) "Plan" means the First Business Financial Services, Inc. 2026 Equity Incentive Plan.

(u) "Policy" has the meaning ascribed to it in Section 2.5(c).

(v) "Prior Plan" means the First Business Financial Services, Inc. 2019 Equity Incentive Plan.

(w) "SAR" has the meaning ascribed to it in Section 2.1(b).

(x) "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(y) "Securities Act" means the Securities Act of 1933.

(z) "Share" means a share of the common stock of the Company, no par value per share.

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(aa) "Shareholders" means the shareholders of the Company.

(bb) "Subsidiary" means any corporation or other entity that would be a "subsidiary corporation" as defined in Code Section 424(f) with respect to the Company.

(cc) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two (2) Subsidiaries.

(ii) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv) A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(v) Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(dd) "Voting Securities" means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

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MMMMMMMMMMMM MMMMMMMMM 000001 ENDORSEMENT_LINE______________ SACKPACK_____________ MRASAMPLEDESIGNATION(IFANY) ADD1ADD 2ADD 3ADD 4ADD 5ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMMMMMC123456789 000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. A cell phone with a black button on the bottom. AI generated content OnlineGo to www.envisionreports.com/FBIZ or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery atwww.envisionreports.com/FBIZ 2026 First Business Financial Services, Inc. Annual Meeting Proxy Card1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommend a vote “FOR” all the nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.A 1. Election of three Class I Directors: ForWithholdForWithholdForWithhold 01 - Carla C. Chavarria 02 - Jerry L. Kilcoyne 03 - Daniel P. Olszewski ForAgainstAbstainForAgainstAbstain 3. To approve, in a non-binding shareholder advisory vote, the Services, Inc. 2026 Equity Incentive Plan. 2. To act upon a proposal to approve the First Business Financial compensation of the Company’s named executive officers. 4. To ratify the appointment of Crowe LLP as the Company’s To consider and act upon such other business as may independent registered public accounting firm for the fiscal properly come before the meeting or any adjournment or year ending December 31, 2026.postponement thereof. The Company is not currently aware of any such business. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UPTO ACCOMMODATE C 1234567890JNT 140 CHARACTERS) MR A SAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND MR ASAMPLE AND 1UPX678423 MMMMMMM 048L3D
Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. The 2026 Annual Meeting of Shareholders of First Business Financial Services, Inc. will be held on Friday, April 24, 2026 at 10:00 am CDT, virtually via the Internet at meetnow.global/M6YH2SP. To attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting, you must have your voter control number that is printed in the shaded bar located on the reverse side of this form. Whether or not you plan to attend the Annual Meeting, it is important that all shares are represented. Please vote and sign the proxy card on the reverse side. Tear at the perforated edge and mail the proxy card in the enclosed postage-paid envelope at your earliest convenience or vote via phone or internet. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The materials are available at www.envisionreports.com/FBIZ Thank you for voting. Do not mail this proxy card if you are voting by phone or internet. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FBIZ q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q First Business Financial Services, Inc. Notice of 2026 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2026 The undersigned appoints Lynn Ann Arians and Corey A. Chambas, and each or either of them, proxies of the undersigned, with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Business Financial Services, Inc. (the “Company”) held of record by the undersigned at the close of business on February 18, 2026 at the Annual Meeting of Shareholders of the Company to be held on April 24, 2026 or any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” all the nominees listed in proposal one and “FOR” proposals two, three and four. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items